        As filed with the Securities and Exchange Commission on April 7, 1998



                              SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a)
                       of the Securities Exchange Act of 1934

                              Filed by Registrant /X/

Filed by a party other than the Registrant / /

     Check the appropriate box:
     /X/  Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     / /  Definitive Proxy Statement
     / /  Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Territorial Resources, Inc.
                  (Name of Registrant as Specified In Its Character)

                              -------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
     / /  No fee required
     /X/ Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
                              Common Stock, no par value

          (2)  Aggregate number of securities to which transaction applies:
                                      1,261,691

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               $1.40 (Redemption price for 1,261,691 shares being cashed out as fractional shares in Reverse Stock Split)

          (4)  Proposed maximum aggregate value of transaction:  $1,766,367

          (5)  Total fee paid:  $354.00

     / /  Fee paid previously with preliminary materials.
     /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:  $354.00

          (2) Form, Schedule or Registration Statement No.: Rule 13e-3 Transaction Statement

          (3)  Filing Party:  Territorial Resources, Inc.

          (4)  Date Filed:  February 10, 1998

                                   PRELIMINARY COPY


                             TERRITORIAL RESOURCES, INC.
                                 734 7th Avenue S.W.
                                  Calgary, Alberta
                                    Canada T2P 3P8

                                                              ____________, 1998

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Territorial Resources, Inc. (the "Company"), to be held on _____________ , 1998 at 10:00 a.m. Calgary time, at the Company's offices, located at 734 7th Avenue S.W., Calgary, Alberta, Canada.

     At the Special Meeting, the holders of the Company's common stock, no par value (the "Common Stock"), will be asked to approve and adopt an amendment to the Company's Articles of Incorporation ("the Amendment") providing for (a) a one-for-36,000 reverse stock split of the Company's Common Stock and (b) a cash payment of $1.40 per existing share of Common Stock (the "Cash Consideration") in lieu of the issuance of any resulting fractional shares of the Common Stock to any shareholders who, after the reverse stock split, would otherwise own a fractional share of Common Stock. Items (a) and (b) will be considered as one proposal and are referred to herein as the "Reverse Stock Split."

     The text of the proposed Amendment is set forth in Annex A to the accompanying Proxy Statement. If the Reverse Stock Split is approved, the shareholders of the Company who own less than one (1) share of Common Stock after the Reverse Stock Split will cease to be shareholders of the Company or to have any equity interest in the Company. Such shareholders will receive the Cash Consideration for each share of Common Stock of which they are the owners prior to the Reverse Stock Split (as will the owners of more than one share of Common Stock who would also own fractional shares of Common Stock).

     If the Reverse Stock Split is approved and effected, the Company will elect to cease filing any reports with the Securities and Exchange Commission (the "Commission"). Following the de-registration of the Common Stock under the Securities Exchange Act of 1934, the remaining Company shareholders will vote upon the approval of a merger (the "Merger") of the Company with a newly-formed subsidiary of SOCO International plc, a public limited company organized in England and Wales ("SOCO"), pursuant to a Reorganization Agreement and Plan of Merger dated January 28, 1998 (the "Merger Agreement"). Pursuant to the Merger, the remaining Company shareholders will receive in exchange for each of their shares of Common Stock which were converted into whole shares of New Common Stock a number of SOCO ordinary shares of 20 pence each ("SOCO Shares") having a value equal to $1.40, based on the approximate market value of SOCO Shares on the London Stock Exchange at the time of consummation of the Merger. Therefore, all shareholders of the Company will ultimately receive either cash pursuant to the Reverse Stock Split or SOCO Shares pursuant to the Merger of substantially equal value in exchange for their existing shares of Common Stock.

     Approval of the Reverse Stock Split requires the affirmative vote of the holders of a majority of the Company's Common Stock. Seven directors and officers of the Company and two former directors of the Company have agreed to vote their shares, representing a total of approximately 65% of the outstanding shares of Common Stock, in favor of the Reverse Stock Split. Accordingly, the approval of the Reverse Stock Split is assured.

     If the Reverse Stock Split is approved, a shareholder of the Company who strictly complies with the requirements of Article 113 of the Colorado Business Corporation Act (the "CBCA") may dissent from the Reverse Stock Split and, in lieu of payment of the Cash Consideration, obtain payment in cash of the "fair value" of such shareholder's shares of Common Stock as determined under
Article 113 of the CBCA. A shareholder who wishes to assert such dissenter's rights must deliver to the Company a written notice at the Special Meeting before the vote on the Reverse Stock Split of such shareholder's intent to demand payment for such shareholder's shares of Common Stock if the Reverse Stock Split is effectuated. A shareholder who wishes to assert such dissenter's rights also may not vote any of the shareholder's shares of Common Stock for the Reverse Stock Split. See "The Reverse Stock Split -- Dissenting Shareholders' Rights" in the accompanying Proxy Statement for a statement of the rights of dissenting shareholders and a description of the procedures required to be followed to obtain the fair value of the shares of Common Stock. A copy of
Article 113 of the CBCA is attached as Annex B to the accompanying Proxy Statement. Details of the Reverse Stock Split are set forth in the enclosed Proxy Statement, which you are urged to read carefully.

     Your Board of Directors unanimously believes that the Reverse Stock Split is in the best interests of the Company and its shareholders. In arriving at its decision to recommend the Reverse Stock Split, the Board carefully reviewed and considered the terms and conditions of the Reverse Stock Split and the factors described in the enclosed Proxy Statement.

     If you are a holder of the Company's Common Stock, whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy and return it in the envelope provided for that purpose. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the meeting. Under Colorado law, if you abstain from voting, your abstention will be treated as a "no" vote for purposes of determining whether approval of the Reverse Stock Split has been obtained.

                              Sincerely,


                              Daniel A. Mercier
                    Chairman of the Board and Chief Executive Officer


THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             TERRITORIAL RESOURCES, INC.
                                 734 7th Avenue S.W.
                                  Calgary, Alberta
                                    Canada T2P 3P8

                      Notice of Special Meeting of Shareholders
                          to be Held on ____________, 1998


TO THE SHAREHOLDERS OF TERRITORIAL RESOURCES, INC.:

     Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Territorial Resources, Inc., a Colorado corporation (the "Company"), will be held on ____________, 1998 at 10:00 a.m. Calgary time, at the Company's offices, located at 734 7th Avenue S.W., Calgary, Alberta, Canada for the purpose of considering and voting upon the following matters:

     1. To consider and vote upon the approval and adoption of an amendment to the Company's Articles of Incorporation ("the Amendment"), substantially in the form attached as Annex A to the accompanying Proxy Statement, providing for (a) a one-for-36,000 reverse stock split of the Company's common stock, no par value (the "Common Stock"), and (b) a cash payment of $1.40 per existing share of Common Stock (the "Cash Consideration") in lieu of the issuance of any resulting fractional shares of Common Stock to any shareholders who, after the reverse stock split, would otherwise own a fractional share of Common Stock. Items (a) and (b) will be considered as one proposal and will be referred to herein as the "Reverse Stock Split," all as described more fully in the accompanying Proxy Statement; and

     2. Such other business as may properly come before the Special Meeting and any adjournment thereof.

     Holders of record of the Company's Common Stock at the close of business on ____________, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

     If the Reverse Stock Split is approved and effected, the shareholders of the Company who own less than one (1) share of Common Stock after the Reverse Stock Split ("New Common Stock") will cease to be shareholders of the Company or to have any equity interest in the Company. Such shareholders will receive the Cash Consideration for each of their shares of Common Stock (as will the owners of one or more shares of New Common Stock who would also otherwise own fractional shares of New Common Stock), and the Company will elect to cease filing any reports with the Securities and Exchange Commission (the "Commission").

     If the Reverse Stock Split is approved and effected, a shareholder of the Company who strictly complies with the requirements of Article 113 of the Colorado Business Corporation Act (the "CBCA") may dissent from the Reverse Stock Split and, in lieu of payment of the Cash Consideration, obtain payment in cash of the "fair value" of such shareholder's shares of Common Stock as determined under Article 113 of the CBCA. A shareholder who wishes to assert such dissenter's rights must deliver to the Company a written notice at the Special Meeting before the vote on the Reverse Stock Split of such shareholder's intent to demand payment for such shareholder's shares of Common Stock if the Reverse Stock Split is effectuated. A shareholder who wishes to assert such dissenter's rights also may not vote any of the shareholder's shares of Common Stock for the Reverse Stock Split. See "The Reverse Stock Split -- Dissenting Shareholders' Rights" in the accompanying Proxy Statement for a statement of the rights of dissenting shareholders and a description of the procedures required to be followed to obtain the fair value of the shares of Common Stock. A copy of Article 113 of the CBCA is attached as Annex B to the accompanying Proxy Statement. Details of the Reverse Stock Split are set forth in the enclosed Proxy Statement, which you are urged to read carefully.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING MAY VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING AND ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                              By the order of the Board of Directors,



                              Daniel A. Mercier
                              Chairman of the Board and Chief Executive Officer

____________, 1998







PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                                  TABLE OF CONTENTS


PAGE
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Time, Date and Place of Special Meeting . . . . . . . . . . . . . . . . . 3
     Purpose of the Special Meeting. . . . . . . . . . . . . . . . . . . . . . 3
     Record Date; Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Required Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Certain United States Federal Income Tax Consequences . . . . . . . . . . 4
     Certain Effects of the Reverse Stock Split. . . . . . . . . . . . . . . . 5
     Terms of the Reverse Stock Split. . . . . . . . . . . . . . . . . . . . . 5
     Dissenting Shareholders' Rights . . . . . . . . . . . . . . . . . . . . . 5
     SOCO; The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Common Ownership; Inherent Conflicts of Interest. . . . . . . . . . . . . 6

SPECIAL FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Background and Reasons for the Reverse Stock Split and Merger . . . . . . 7
     Certain Effects of the Reverse Stock Split. . . . . . . . . . . . . . . .11
     Opinion of Financial Advisor. . . . . . . . . . . . . . . . . . . . . . .12
     Recommendation of the Board of Directors. . . . . . . . . . . . . . . . .17
     Interest of Certain Persons in the Reverse Stock Split. . . . . . . . . .18
     Plans for the Company after the Reverse Stock Split . . . . . . . . . . .19
     Certain United States Federal Income Tax Consequences . . . . . . . . . .19
     Source and Amounts of Funds for and Expenses of the Reverse
     Stock Split . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

PRO FORMA CONDENSED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . .23

THE REVERSE STOCK SPLIT  . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     Amendment of Articles of Incorporation to Effect the Reverse
     Stock Split . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     Exchange of Shares and Payment in Lieu of Issuance of Fractional
     Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     Voting; Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . .29
     Dissenting Shareholders' Rights . . . . . . . . . . . . . . . . . . . . .30

PRICE RANGE OF COMMON STOCK; DIVIDENDS; BOOK VALUE . . . . . . . . . . . . . .32
     Common Stock Information. . . . . . . . . . . . . . . . . . . . . . . . .32
     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     Book Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

DIRECTORS AND EXECUTIVE OFFICERS . . . . . . . . . . . . . . . . . . . . . . .33
     Directors and Executive Officers. . . . . . . . . . . . . . . . . . . . .33
     Principal Occupation and Business Experience. . . . . . . . . . . . . . .34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
 OWNERS AND MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . .38

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . F-1

                                   PROXY STATEMENT
                                          OF
                             TERRITORIAL RESOURCES, INC.
                                         FOR
                           SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON _________, 1998


     This Proxy Statement is being furnished to the holders as of the Record Date (as defined below) of common stock, no par value (the "Common Stock"), of Territorial Resources, Inc., a Colorado corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board" or the "Board of Directors"), for use at a Special Meeting of Shareholders of the Company (the "Special Meeting") to be held on _______, 1998 at 10:00 a.m. Calgary time at the Company's offices, located at 734 7th Avenue S.W., Calgary, Alberta, Canada. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about _______, 1998.

     At the Special Meeting, the holders of the Company's Common Stock will be asked to consider and vote upon a proposal to approve and adopt an amendment to the Company's Articles of Incorporation ("the Amendment"), substantially in the form attached as Annex A hereto, providing for (a) a one-for-36,000 reverse stock split of the Company's Common Stock and (b) a cash payment of $1.40 per existing share of Common Stock (the "Cash Consideration") in lieu of the issuance of any resulting fractional shares of Common Stock to any shareholders who, after the reverse stock split, would otherwise own a fractional share of Common Stock. Items (a) and (b) will be considered as one proposal and are referred to herein as the "Reverse Stock Split."

     Pursuant to the Colorado Business Corporation Act (the "CBCA"), the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Reverse Stock Split. Seven directors and officers of the Company and two former directors of the Company have agreed to vote their shares, representing a total of approximately 65% of the outstanding shares of Common Stock, in favor of the Reverse Stock Split. Accordingly, the approval of the Reverse Stock Split is assured.

     If the Reverse Stock Split is approved, the shareholders of the Company who would own less than one (1) share of Common Stock after the Reverse Stock Split ("New Common Stock") will cease to be shareholders of the Company or to have any equity interest in the Company. Such shareholders will receive the Cash Consideration for each of their shares of Common Stock (as will the owners of one or more shares of New Common Stock who would also otherwise own fractional shares of New Common Stock), and the Company will elect to cease filing any reports with the Securities and Exchange Commission (the "Commission").

     The Company has entered into a Reorganization Agreement and Plan of Merger dated January 28, 1998 (the "Merger Agreement"), with SOCO International plc, a public limited company organized in England and Wales ("SOCO"), and SOCO Resources (Colorado), Inc., a new Colorado corporation and wholly-owned subsidiary of SOCO ("Newco"), pursuant to which, the Company has agreed to merge with Newco (the "Merger") after effectuation of the Reverse Stock Split and deregistration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Approximately 90 days after effectuation of the Reverse Stock Split, a special meeting of the remaining shareholders of the Company will be called to approve the Merger. The terms of the Merger provide that each of the outstanding shares of New Common Stock will be exchanged for a number of SOCO ordinary shares of 20 pence each ("SOCO Shares") having a value equal to $50,400 (which is $1.40 multiplied by 36,000), based on the approximate market value of the SOCO Shares on the London Stock Exchange at the time of consummation of the Merger. The Cash Consideration will be substantially equivalent to the value of the SOCO Shares to be issued with respect to a share of Common Stock in the Merger. Accordingly, all shareholders of the Company will receive either cash (pursuant to the Reverse Stock Split) or SOCO Shares of substantially equal value (pursuant to the Merger) in exchange for their shares of Common Stock.

     SHAREHOLDERS ARE ENCOURAGED TO READ AND REVIEW CAREFULLY THIS PROXY STATEMENT AND THE FINANCIAL INFORMATION AND ANNEXES INCLUDED HEREWITH.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.










                                  -----------------


                The date of this Proxy Statement is __________, 1998.

                                       SUMMARY


     The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be a complete description of the matters covered in this Proxy Statement and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the Annexes hereto.

TIME, DATE AND PLACE OF SPECIAL MEETING

     The Special Meeting will be held on _________, 1998 at 10:00 a.m. Calgary time, at the Company's offices, located at 734 7th Avenue S.W., Calgary, Alberta, Canada.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, the holders of the Company's Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Amendment in order to effectuate the Reverse Stock Split. The shareholders are not being asked to approve the Merger at the Special Meeting. The Board of Directors unanimously recommends that the shareholders vote FOR approval of the Reverse Stock Split.

RECORD DATE; QUORUM

     The close of business on ________, 1998 (the "Record Date") has been fixed as the record date for determining holders of shares of Common Stock entitled to notice of and to vote at the Special Meeting. Each share of Common Stock outstanding on such date is entitled to one vote at the Special Meeting. As of the Record Date, 10,370,824 shares of Common Stock were outstanding and held of record by [2,651] holders. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists for the transaction of business at the Special Meeting but are not counted for purposes of determining whether the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting voted in favor of the Reverse Stock Split.

REQUIRED VOTE

     Pursuant to the CBCA, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Reverse Stock Split. The Reverse Stock Split is not structured to require the approval of at least a majority of the shareholders who will not remain shareholders of the Company after the Reverse Stock Split is effected. Seven directors and officers of the Company and two former directors of the Company, who beneficially own a total of approximately 65% of the outstanding shares of Common Stock, have agreed with SOCO to vote their shares of Common Stock in favor of the Reverse Stock Split. All directors and officers of the Company intend to vote all of their shares of Common Stock in favor of the Reverse Stock Split.

PROXIES

     Shares of Common Stock represented by properly executed proxies received at or prior to the Special Meeting and which have not been revoked will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR the Reverse Stock Split. A shareholder who has given a proxy may revoke such proxy at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Corporate Secretary, 734 7th Avenue S.W., Calgary, Alberta, Canada T2P 3P8.

     If the Special Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE REVERSE STOCK SPLIT IS CONSUMMATED, THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WILL BE AS SET FORTH IN THIS PROXY STATEMENT. SEE "THE REVERSE STOCK SPLIT -- EXCHANGE OF SHARES AND PAYMENT IN LIEU OF ISSUANCE OF FRACTIONAL SHARES."

SOLICITATION OF PROXIES

     The cost of solicitation of the shareholders of the Company will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and custodians for the expenses of forwarding solicitation material to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The receipt by a shareholder of the Company of the Cash Consideration in lieu of fractional shares of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for United States federal income tax purposes. See "Special Factors--Certain United States Federal Income Tax Consequences."

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

     Upon the effectiveness of the Reverse Stock Split, the shareholders of the Company, other than the 23 remaining shareholders, each of whom prior to effectiveness of the Reverse Stock Split own 36,000 or more shares of Common Stock, will no longer have any continuing interest as shareholders of the Company, and the Company will elect to suspend the filing of reports under, and will apply for termination of the registration of its shares of Common Stock pursuant to, the Exchange Act. See "Special Factors -- Certain Effects of the Reverse Stock Split."

TERMS OF THE REVERSE STOCK SPLIT

     The proposed Amendment provides for (a) a one-for-36,000 Reverse Stock Split of the Company's Common Stock and (b) a cash payment of the Cash Consideration for the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of the New Common Stock to any shareholders who, after the Reverse Stock Split, would otherwise own a fractional share of New Common Stock. The Amendment does not modify any of the rights or privileges of the Common Stock. Immediately upon the filing of Articles of Amendment with the Secretary of State of the State of Colorado with respect to the Amendment (the "Articles of Amendment"), every 36,000 shares of the Company's Common Stock issued on the date of the filing of the Articles of Amendment will be automatically converted into one share of New Common Stock. All shares which would otherwise be converted into a fractional share of New Common Stock will instead be converted into the right to receive the Cash Consideration. The Company will pay for such fractional shares upon the physical surrender by the fractional shareholders of their share certificates pursuant to the transmittal instructions to be mailed by the Company to the holders of fractional shares. See "The Reverse Stock Split -- Amendment of Articles of Incorporation to Effect the Reverse Stock Split" and "The Reverse Stock Split -- Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares."

DISSENTING SHAREHOLDERS' RIGHTS

     If the Reverse Stock Split is approved, a shareholder who strictly complies with the requirements of Article 113 of the CBCA may dissent from the Reverse Stock Split and, in lieu of the payment of the Cash Consideration, obtain payment in cash of the "fair value" of such shareholder's shares of Common Stock as determined under Article 113 of the CBCA. A shareholder who wishes to assert such dissenter's rights must deliver to the Company a written notice, before the vote on the Reverse Stock Split at the Special Meeting, of such shareholder's intent to demand payment for such shareholder's shares of Common Stock if the Reverse Stock Split is effectuated. A shareholder who wishes to assert such dissenter's rights also may not vote any of the shareholder's shares of Common Stock for the Reverse Stock Split. See "The Reverse Stock Split -- Dissenting Shareholders' Rights" for a statement of the rights of dissenting shareholders and a description of the procedures required to be followed to obtain the fair value of the shares of Common Stock. A copy of Article 113 of the CBCA is attached as Annex B hereto.

SOCO; THE MERGER

     SOCO is a public limited company, organized in England and Wales, whose shares are traded on the London Stock Exchange. SOCO is an independent oil and gas exploration and production company which is headquartered in London and owns interests in Mongolia, Russia, the United Kingdom, Yemen, Thailand and Tunisia. As of June 30, 1997, SOCO had net assets of approximately $130 million and approximately 49.3 million SOCO Shares were outstanding.

     Approximately 90 days following completion of the Reverse Stock Split, at which time the registration of the shares of Common Stock under the Exchange Act will have been terminated, the Company will call a meeting of its 23 remaining shareholders to approve the Merger. Pursuant to the Merger, each remaining shareholder will receive in exchange for each of his shares of New Common Stock a number of SOCO Shares having a value of $50,400 (which is $1.40 multiplied by 36,000), based on the approximate market value of the SOCO Shares on the London Stock Exchange at the time of consummation of the Merger. The SOCO Shares will be issued in a private offering exempt from registration under the Securities Act.

COMMON OWNERSHIP; INHERENT CONFLICTS OF INTEREST

     The Company owns 600,000 (approximately 0.1% of the outstanding) shares of SOCO. The Company also owns interests in certain oil and gas properties in Mongolia and in the Gulf of Thailand in which SOCO also owns interests. The Company and SOCO each own shares of SOCO Tamtsag Mongolia Inc. ("SOTAMO"), which holds title to certain oil and gas properties in Mongolia. SOCO's President and Chief Executive Officer, Edward T. Story, Jr., serves as the Managing Director of SOTAMO. SOCO is the operator of the Company's oil and gas interests in Mongolia and, through U.S. and Thai subsidiaries, is also the concessionaire and operator of the Company's Thailand interests. See "Special Factors - Background and Reasons for the Reverse Stock Split and Merger."

     Following the Merger, Daniel A. Mercier, Chairman and Chief Executive Officer of the Company, expects to become an officer of SOCO; however, no formal offer of employment has been extended by SOCO, and no specific terms of any such employment, including salary, have been determined. William C. Penttila, President of the Company, and Dennis M. Buck, Vice President, Exploration of the Company, are officers of Exploration Associates Inc., an exploration consulting company that has provided consulting services to both the Company and SOCO in the past. Exploration Associates Inc. expects to continue providing consulting services to SOCO following the Merger on substantially the same terms as those being currently provided; however, SOCO has not made any commitment with respect to such services. Edward T. Story, Jr. is President and Chief Executive Officer and a Director of SOCO and was, until December 26, 1996, a Director of the Company. Jimmy McCarroll, a Director of the Company, has assisted SOCO in certain of its farmout endeavors during the past four years. See "Special Factors - Interests of Certain Persons in the Reverse Stock Split."

     The following is a table showing the beneficial ownership of Common Stock and SOCO Shares as of March 31, 1998 and SOCO Shares after the Merger for all officers and directors of the Company or SOCO who have ownership interests in both companies:



                                                           BENEFICIAL OWNERSHIP OF   BENEFICIAL OWNERSHIP OF
                               BENEFICIAL OWNERSHIP OF           SOCO SHARES               SOCO SHARES
                                     COMMON STOCK               BEFORE MERGER             AFTER MERGER
                             --------------------------    -----------------------   -----------------------
     NAME                      SHARES        PERCENTAGE     SHARES      PERCENTAGE    SHARES      PERCENTAGE
----------------------       -------------   ----------    -----------  ----------   -----------  ----------
Daniel A. Mercier            2,528,667(1)         24.3%          6,000         *       627,000(2)     1.3%
William C. Penttila            689,921             6.7%         62,812         *       233,812*
Dennis M. Buck                 689,921             6.7%         42,812         *       213,812*
Edward T. Story                471,061             4.5%      2,843,116      5.8%     2,960,116      6.0%
Douglas N. Baker             2,428,390(1)         23.4%          4,500         *       594,000(2)     1.2%

-----------------
*    Represents less than one percent.
(1) 2,406,167 of these shares are owned by Asia Energy Ltd., in which Messrs. Mercier and Baker have approximately 11.8% and 1.7% pecuniary interests, respectively. See "Security Ownership of Certain Beneficial Owners and Management."
(2)  594,000 of these SOCO Shares will be owned by Asia Energy Ltd.

     The 18 Territorial shareholders who are not shown in the above table and who will receive SOCO Shares in the Merger will each own less than 1% of the outstanding SOCO Shares after the Merger and in the aggregate will own approximately 2.4% of the outstanding SOCO Shares after the Merger.

                                   SPECIAL FACTORS

BACKGROUND AND REASONS FOR THE REVERSE STOCK SPLIT AND MERGER

     The Company was formed upon the merger of Target Oil & Gas Incorporated with Egret Energy Corporation on December 31, 1984, with the name of the resulting corporation being changed to Territorial Resources, Inc. in 1988. Prior to 1995, the Company was engaged in oil and gas exploration and production in the continental United States. Since March 1995, the Company has primarily pursued international exploration and production opportunities and has disposed of substantially all of its continental United States interests.

     The assets of the Company consist primarily of: (i) shares of SOTAMO, a Delaware close corporation whose primary business is exploration and development of oil and gas interests in a 50,000 square kilometer area known as the Tamtsag basin of northeastern Mongolia; (ii) a direct 15% interest in one of the four contract blocks in the same area; (iii) a direct 50% interest in a recently awarded contract block known as Contract Area XI (Galba) in southern Mongolia;
(iv) a 7.5% working interest in a 9,500 square kilometer oil and gas concession in the Gulf of Thailand; and (v) 600,000 SOCO Shares (which were acquired from SOCO in exchange for part of the Company's interest in SOTAMO). SOCO, whose President and Chief Executive Officer (Edward T. Story, Jr.) serves as the Managing Director of SOTAMO, is the operator of the Company's interests in Mongolia. SOCO, through U.S. and Thai subsidiaries, is also the concessionaire and operator of the Company's Thailand interests.

     The Company had, for more than a year before being approached by SOCO, been seeking all reasonable means of securing capital to fund its operations. During 1996 and 1997, management of the Company made presentations to more than 40 potential purchasers, underwriters and private investors in the USA, Canada, Europe and Asia to secure funding to meet the capital requirements of the Company. As a result of these efforts, on March 12, 1997, the Company entered into an underwriting agreement with McDermid St. Lawrence Securities Ltd. ("McDermid") to raise approximately $1,500,000 (Cdn) through a public offering of its shares in Canada at a price of $1.00 (Cdn) per share (approximately $0.70
(US) per share). The Company also applied for listing of its shares on the Alberta Stock Exchange and filed a preliminary prospectus with the Alberta Securities Commission on April 27, 1997. Most of the comments received from the Alberta Securities Commission relating to the preliminary prospectus had been addressed prior to the Company's being approached by SOCO; however, the Company suspended its work on this offering following the commencement of its negotiations with SOCO.

     In late July 1997, Daniel A. Mercier, Chairman of the Board and Chief Executive Officer of the Company, was contacted by Roger D. Cagle, Vice President and Chief Financial Officer and a Director of SOCO, for the purpose of discussing a possible acquisition of the Company by SOCO in exchange for SOCO Shares. SOCO had completed an initial public offering of SOCO Shares on the London Stock Exchange in May 1997, and desired to use its publicly traded SOCO Shares to acquire additional interests in SOTAMO and its other Mongolian properties in which the Company owned an interest. SOCO was also interested in hiring Mr. Mercier to oversee SOCO's operations in Mongolia and SOCO's other areas of interest in the Far East as they are developed. In addition, William C. Penttila, a Director and President of the Company, and Dennis M. Buck, Vice President of Exploration of the Company, are principals in Exploration Associates, Inc., an international oil and gas exploration consulting firm which provides services to both the Company and SOCO. SOCO believed that a consolidation of the Company with SOCO would increase the efficiency of work performed by Exploration Associates, Inc. and eliminate any potential conflicts of interests in connection with the providing of their services.

     Mr. Cagle initially expressed to Mr. Mercier a verbal offer of $13 million (primarily in the form of SOCO Shares) for all of the outstanding shares of Common Stock; however, Mr. Cagle expressed SOCO's lack of interest in making a public offering of SOCO Shares in the United States because of the expense involved in connection with a registered offering under the Securities Act of 1933, as amended (the "Securities Act") and the ongoing expense thereafter of preparing and filing reports under the Exchange Act. Mr. Mercier rejected the $13 million offer as being too low since it was SOCO's first offer, and after further discussions over a period of several weeks, Messrs. Mercier and Cagle finally agreed to present to the directors of the Company and the directors of SOCO a proposed merger based upon a relative valuation of one SOCO Share for every four shares of Common Stock. At that time, the approximate market value of the SOCO Shares on the London Stock Exchange was $5.80 (based on the U.S. Dollar-to-Pound Sterling Exchange Rate at that time), which would result in a total value for the Company of approximately $15 million, or $1.45 per share of Common Stock. This offer represented a value per share of more than twice the value of $.70 per share proposed by McDermid in the aborted Canadian public offering described above. Mr. Mercier believed that this was the best offer he would receive from SOCO.

     Approximately 90% of the outstanding shares of Common Stock is held by 23 shareholders (the "Majority Shareholders"), each of whom is believed by the Company to be an "accredited investor" within the meaning of Regulation D under the Securities Act ("Regulation D"), and the remaining 10% is held by approximately 2,600 shareholders (the "Minority Shareholders"). Because of this high concentration of shares in the hands of a relatively few Majority Shareholders, Messrs. Mercier and Cagle decided to explore with counsel the possibility of structuring an acquisition of the Company by SOCO such that the Majority Shareholders could exchange their shares of Common Stock for SOCO Shares in a private transaction exempt from registration under the Securities Act pursuant to Regulation D and the Minority Shareholders could receive an equivalent value per share of Common Stock in the form of cash. Mr. Cagle also expressed SOCO's desire to obtain commitments from seven directors and officers of the Company and two former directors of the Company, Brian A. Lingard and Edward T. Story, Jr. (collectively, the "Control Shareholders"), who beneficially own in the aggregate a total of approximately 65% of the outstanding shares of Common Stock, to vote their shares in favor of the Reverse Stock Split and the Merger, in order to ensure the requisite shareholder approval of SOCO's acquisition of the Company. The Company's Board of Directors met on September 24, 1997, to discuss the status of the negotiations with SOCO, and authorized Mr. Mercier to continue such negotiations and his discussions with Company counsel and SOCO on the structure of the proposed transaction under the parameters described in the two preceding sentences.

     Following extensive discussions between the Company and its counsel and SOCO and SOCO's U.S. counsel and English counsel, the parties decided upon the structure set forth in the Merger Agreement, consisting of a Reverse Stock Split followed by the Merger involving only the Majority Shareholders. At a meeting held on November 25, 1997, the Company's Board of Directors authorized Mr. Mercier to continue discussions with SOCO based on such structure. At such meeting, Mr. Mercier was also authorized to engage Sayer Securities Limited of Calgary, Alberta, Canada ("Sayer Securities") to render a fairness opinion from a financial point of view on the consideration to be received by the Company's shareholders pursuant to the Reverse Stock Split and the Merger.

     An unaffiliated representative was not retained to act solely on behalf of the Minority Shareholders for the purpose of negotiating the terms of the Reverse Stock Split and the Merger or for the purpose of preparing a report with respect to the fairness of the Reverse Stock Split and the Merger because the Board of Directors determined that the cost and expense to retain such representative or to prepare such report were not warranted in light of (i) the fact that the opinion delivered by Sayer Securities examined the fairness of the Cash Consideration and the value of the SOCO Shares to be received by the Company's shareholders in the Merger, (ii) the fact that the Majority Shareholders and the Minority Shareholders will receive substantially the same dollar value for their shares of Common Stock, (iii) the Cash Consideration to be paid to the Minority Shareholders pursuant to the Reverse Stock Split will be available for payment at least 90 days prior to the issuance of SOCO Shares pursuant to the Merger and the Minority Shareholders will not bear any risk that the Merger might not close because of the occurrence of an unforeseen event during such 90 day period (which risk will be borne solely by the Majority Shareholders) and (iv) the right of each of the Minority Shareholders to dissent from the Reverse Stock Split under the CBCA. See "--Opinion of Financial Advisor" and "--Recommendation of the Board of Directors."

     The terms of the Merger Agreement were negotiated during December 1997 and January 1998, and in connection with such negotiations, the parties agreed to fix the dollar value of the consideration to be received by all of the Company's shareholders (whether in cash or in SOCO Shares) at the approximate market value of 0.25 of a SOCO Share on the London Stock Exchange at the time of execution of the Merger Agreement, based on the U.S. Dollar-to-Pound Sterling Exchange Rate at that time. The final version of the Merger Agreement was presented to and unanimously approved by the Company's Board of Directors at a meeting held on January 28, 1998. The Merger Agreement obligates the Company to first effectuate the Reverse Stock Split, under which all shareholders will be paid the Cash Consideration of $1.40 per share of Common Stock for all shares which would otherwise be converted into a fractional share of New Common Stock, and as soon as practicable thereafter to terminate the Company's reporting obligations under the Exchange Act and remove the shares of Common Stock from registration under the Exchange Act. The price of $1.40 per share of Common Stock is acknowledged by the Company and SOCO to be approximately equivalent to the value of 0.25 of a SOCO Share, based on the approximate market price of SOCO Shares and the U.S. Dollar-to-Pound Sterling Exchange Rate as of January 28, 1998.

     Pursuant to the Merger Agreement, following completion of the deregistration process (estimated to be 90 days following effectuation of the Reverse Stock Split), the Company will call a meeting (the "Second Meeting") of its 23 remaining shareholders (I.E., the Majority Shareholders) to approve the Merger, and SOCO will provide a confidential offering document for the private placement of the SOCO Shares to be included with the notice of such meeting. The Merger will then be effectuated pursuant to Colorado law, and the Majority Shareholders will receive SOCO Shares having a value of $1.40 for each of their shares of Common Stock which were converted into whole shares of New Common Stock. For purposes of the Merger, (a) the SOCO Shares will be valued at the higher of (i) the average mid-market price per share of the SOCO Shares on the ten trading days ending on the trading day last preceding the closing of the Merger or (ii) 90% of the mid-market price on the trading day last preceding such closing, and (b) the U.S. Dollar-to-Pound Sterling Exchange Rate as of the close of business on the day preceding the effective date of the Merger will be used.

     The Merger Agreement was also executed by each of the Control Shareholders, pursuant to which they agreed to vote all shares of Common Stock controlled by them in favor of the Reverse Stock Split at the Special Meeting and in favor of the Merger at the Second Meeting. Although Mr. Mercier anticipates being hired by SOCO as an officer with the responsibility of overseeing SOCO's operations in the Far East following the Merger, SOCO has not made a formal offer of employment to Mr. Mercier and no specific terms of any such employment, including salary, have been determined. Although Messrs. Penttila and Buck expect to continue performing consulting services for SOCO following the Merger, no arrangements have been discussed which are different from their current arrangements with SOCO.

     The Company expects that its share of the Mongolia and Thailand program costs during 1998 would exceed $2.5 million if the Merger does not occur. The failure by the Company to pay its share of any program cost on the due date thereof will result in forfeiture by the Company of part of its interest in the subject properties. Given the Company's small size and attendant difficulty in raising new capital, the uncertainty of being able to secure such capital on a timely basis and the risk that future costs could exceed the current estimates, the Board of Directors believes that a sale of the

Company to a significantly larger company which has common property interests, such as SOCO, at a fair price to the Company's shareholders, is in the best interests of the Company and its shareholders because the combined organization will be better able to secure financing and will be better able to control the pace and direction of future capital expenditures. In addition, because of SOCO's knowledge of and common interests in the Company's properties, SOCO is better equipped to evaluate the properties than any other potential buyer and is capable of realizing operational efficiencies through the acquisition of such properties that other oil and gas companies could not achieve. The Company believes that these factors have resulted in a fair and reasonable offer from SOCO with respect to the Reverse Stock Split and the Merger. The Board of Directors has also used as a basis for its decision and recommendation the opinion of Sayer Securities, acting as an independent financial advisor to the Company, to the effect that the Cash Consideration and the value of the SOCO Shares to be received by the shareholders of the Company is fair from a financial point of view. See "--Opinion of Financial Advisor."

     The Board of Directors believes that the Reverse Stock Split and the Merger will enable all shareholders of the Company to receive the same fair value for their Common Stock either in the form of cash, if pursuant to the Reverse Stock Split, or in the form of SOCO Shares, if pursuant to the Merger. In particular, the Reverse Stock Split affords the Minority Shareholders an opportunity to receive a fair cash price for their shares (which provides a significant premium over recent quoted sales prices in the over-the-counter market) without incurring the attendant costs of sale (which would otherwise be disproportionate considering the small amounts of cash proceeds involved for each Minority Shareholder). Accordingly, the Board of Directors has unanimously approved the Reverse Stock Split and recommends that the shareholders vote FOR approval of the Reverse Stock Split.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

GENERAL EFFECTS

     If the Reverse Stock Split is approved by the vote of a majority of the outstanding shares of Common Stock, all shares of Common Stock which would upon conversion otherwise represent a fractional share of New Common Stock will be automatically converted into the right to receive from the Company, in lieu of fractional shares of New Common Stock, cash in the amount of $1.40 for each such share of Common Stock. Those shareholders owning less than one share of New Common Stock after the Reverse Stock Split will cease to be shareholders or to have any equity interest in the Company and, therefore, will not share in its future earnings and growth, if any, and will not have any right to vote on any corporate matter.

TERMINATION OF EXCHANGE ACT REGISTRATION

     The shares of Common Stock are currently registered under Section 12(g) of the Exchange Act. Such registration may be terminated upon application of the Company to the Commission if the Company has fewer than 300 record holders of shares or fewer than 500 shareholders and less than $10,000,000 in assets as of the end of three consecutive fiscal years. The Company currently intends to apply for termination of registration of the shares of Common Stock as promptly as possible after filing the Articles of Amendment with the Secretary of State of Colorado. Termination of registration of the shares of Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the Commission and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy or information statement in connection with shareholder meetings pursuant to Section 14(a) of the Exchange Act, and the requirements of Rule 13e-3 promulgated by the Commission under the Exchange Act with respect to "going private" transactions, no longer applicable to the Company. Termination of registration of the shares of Common Stock would also deprive "affiliates" of the Company and persons holding "restricted securities" of the Company of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act. Such termination of registration shall cause all shares of Common Stock to be restricted.

EFFECT ON MARKET FOR SHARES

     If the Reverse Stock Split is approved and, as contemplated, the shares of Common Stock are deregistered under the Exchange Act, there will not be any public market for the Company's shares of Common Stock.

OPINION OF FINANCIAL ADVISOR

     Sayer Securities has acted as financial advisor to the Company in connection with the Reverse Stock Split and the Merger and was chosen because of its reputation, because it is located in Calgary (where Mr. Mercier's office is located) and because of Mr. Mercier's previous experience in dealing with Sayer Securities while he was President and Chief Executive Officer of Canadian Conquest Exploration Inc. Sayer Securities delivered its oral opinion to the Company's Board of Directors at its January 28, 1998 meeting (subsequently confirmed in writing on February 5, 1998), to the effect that the consideration to be received by the holders of Common Stock as a result of the Reverse Stock Split and the Merger is fair to such shareholders from a financial point of view. A copy of the fairness opinion is attached hereto as Annex C. The report accompanying the fairness opinion will be available for inspection and copying at the Company's offices during regular business hours by any shareholder of the Company, or his representative who has been so designated in writing. In addition, a copy of the report will be sent by the Company to any shareholder of the Company, or his representative who has been so designated in writing, upon written request and at the expense of the requesting shareholder.

     In connection with the opinion, Sayer Securities reviewed, among other things, the Merger Agreement; drafts of this Proxy Statement; certain publicly available information concerning the Company, including annual reports on Form 10-KSB of the Company for the years ended March 31, 1995, 1996, and 1997 and quarterly reports on Form 10-QSB for the Company for the quarters ended June 30, 1997 and September 30, 1997; certain information on the market price and trading of the Company's and SOCO's shares, as well as the trading of companies of a comparable nature to the Company and SOCO; certain publicly available information concerning SOCO, including the listing particulars of SOCO dated May 23, 1997; the interim report of SOCO for the period ended June 30, 1997; and certain internal financial analyses and forecasts for the Company and SOCO prepared by their respective managements. Sayer Securities also held discussions with members of the senior management of the Company and SOCO regarding the strategic rationale for, and potential benefits of, the Reverse Stock Split and the Merger and the past and current business operations, financial condition and future prospects of their respective companies. Sayer Securities reviewed certain information provided by the Company relating to the oil and gas reserves of the Company and SOCO (the "Reserve Information"), including but not limited to, (i) a December 31, 1996 reserve report for the Mongolian interests prepared by independent petroleum engineers; (ii) a December 31, 1996 reserve report for the Thailand interests prepared by independent petroleum engineers and (iii) reserve information for SOCO as of December 31, 1996 and January 1, 1997 including forecasted production rates, revenues, cash flow and capital expenditure as estimated and reviewed by independent petroleum engineers. In addition, Sayer Securities discussed the Reserve Information with the respective managements of the Company and SOCO.

     THE FULL TEXT OF SAYER SECURITIES' OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT. THE COMPANY'S SHAREHOLDERS ARE URGED TO AND SHOULD READ THE SAYER SECURITIES OPINION CAREFULLY AND IN ITS ENTIRETY. SAYER SECURITIES' OPINION IS DIRECTED ONLY TO THE FAIRNESS OF CASH CONSIDERATION AND THE VALUE OF THE SOCO SHARES TO BE RECEIVED FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF THE COMPANY'S COMMON STOCK AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE REVERSE STOCK SPLIT OR THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF THE COMPANY'S COMMON STOCK AS TO HOW TO VOTE AT THE COMPANY'S SPECIAL MEETING. THE SUMMARY OF THE MATERIAL ELEMENTS OF SAYER SECURITIES' OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     Sayer Securities has assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available and has neither attempted independently to verify nor assumed responsibility for verifying any of such information. Sayer Securities has not conducted an independent evaluation of any of the properties, assets or facilities of the Company or SOCO, nor has it made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties, assets or facilities. With respect to projections, it has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and SOCO as to the respective future financial performance of the Company and SOCO as well as the synergistic values and operating cost savings expected to be achieved through the combination of the operations of the Company and SOCO. Sayer Securities expresses no view with respect to such projections or the assumptions on which they were based. Sayer Securities further has assumed that each of the Merger Agreement and the other agreements which are attached as exhibits to the Merger Agreement, when executed and delivered, will not differ materially from the drafts which they have reviewed and that the Reverse Stock Split and the Merger will be carried out as contemplated in the Merger Agreement and this Proxy Statement.

     In preparing the opinion, Sayer Securities assumed that all conditions necessary to implement the Reverse Stock Split and Merger would be satisfied and that the Reverse Stock Split and Merger would be implemented in the manner and within the time frame contemplated in this Proxy Statement. The proposed Reverse Stock Split and Merger were assumed to be legal under all applicable laws and Sayer Securities assumed that all steps necessary to effect the Reverse Stock Split and Merger would be carried out as necessary. The opinion is submitted in the context of securities markets and economic, financial and general business conditions as they existed on the date thereof and the prospects, financial and otherwise, of the Company and SOCO as they were reflected in the information and documents reviewed by Sayer Securities and as they were represented to Sayer Securities in discussions with management of and advisors to the Company and SOCO.

     The following is a summary of certain financial analyses used by Sayer Securities in connection with providing its written opinion to the Board on February 5, 1998:

          (i) HISTORICAL STOCK TRADING ANALYSIS: Sayer Securities reviewed historical share trading prices and volumes for the Company and SOCO. The average closing price per share of the Common Stock has been $0.625, $0.625, $0.667 and $0.648 for the past 30 days, 60 days, 90 days and since the date of the Company's one-for-three reverse stock split in May 1997, respectively. The cash value of the Reverse Stock Split consideration of $1.40 represents a premium of 124%, 124%, 109% and 116% over the above mentioned prices, respectively. The last trade of Common Stock prior to the announcement of the Reverse Stock Split and the Merger occurred at a price of $0.625. The last trade of Common Stock prior to the issuance of the fairness opinion was also $0.625. The Cash Consideration of $1.40 represents a premium of 124% over that price.

          In assessing the value of the SOCO Shares being offered to the majority shareholders in the Merger, Sayer Securities relied on the market trading value approach. Since each holder of Common Stock will receive a minority interest in SOCO and will not be able to effect a sale of 100% of SOCO, Sayer Securities concluded it was appropriate not to rely on methodologies that are based on the assumption of a change of control transaction. Sayer Securities believes that the market price of the SOCO Shares is an appropriate indicator of the value being offered to the Company shareholders under the Reverse Stock Split and Merger.

          (ii) SELECTED COMPANY ANALYSIS. Sayer Securities reviewed publicly available financial, operating and stock market data of the Company and SOCO and similar information on a number of publicly traded companies with international assets. The companies reviewed included Bow Valley Energy Inc., Epic Energy Inc., NTI Resources Limited and Can Baikal Resources Inc. Sayer Securities calculated the enterprise value per barrel of reserves multiple based on the companies closing prices of January 27, 1998. The range of values was $0.88 to $7.35 per barrel of oil equivalent. The corresponding value implied for the Company by the proposed Cash Consideration and Merger was $6.62. The values implied by this analysis and the comparison to values implied by the analysis of similar companies support the fairness, from a financial point of view, of the consideration to be received under the Reverse Stock Split and Merger. Sayer Securities emphasized the difficulty in identifying truly comparable companies which are at the same stage of exploration with similar resource or reserve development and the difficulty in placing values on early exploration properties such as those owned by the Company.

          (iii) NET ASSET VALUES. Sayer Securities prepared estimates of the Company's net asset value at a variety of discount rates using the Reserve Information, recent financial information and information on the Company's other assets. Estimates of the net asset values of the Company's reserves included an analysis of the discounted cash flows of such reserves. The net asset value per share was in the range of $1.23 to $0.98, or $1.15 to $0.92 on a fully diluted basis, at discount rates of 10 to 15 percent before income tax.

          (iv) SELECTED TRANSACTION ANALYSIS. Sayer Securities has reviewed publicly available information and analyses of a number of acquisitions of international oil and gas assets and companies. The range of values per barrel was $0.30 to $12.40. Sayer Securities noted the significant difference among the various transactions. Of particular note was a recent transaction in Mongolia which ascribed a value of $2.38 per barrel. The per barrel value ascribed to the Reverse Stock Split and the Merger was $6.62. The values implied by this analysis and the comparison to values implied by the analysis of similar transactions, including a recent transaction in Mongolia, support the fairness, from a financial point of view, of the consideration to be received under the Reverse Stock Split and Merger. Because the reasons for and circumstances surrounding each of the comparable transactions analyzed were diverse and because of the inherent differences between the operations of the Company, SOCO and the companies engaged in the selected transactions, Sayer Securities believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Reverse Stock Split and Merger. Sayer Securities believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Reverse Stock Split and Merger.

          (v) CONTRIBUTION ANALYSIS. Sayer Securities reviewed the contribution of assets and reserves to the ongoing entity. On a pro-forma basis, assuming the exchange of all of the shares of Common Stock for SOCO Shares, the Company's shareholders would contribute approximately 3% to 4% of the net asset value of the ongoing merged corporation and receive approximately 5% of the equity of the ongoing company. On a reserves basis, the Company will contribute 1.5 to 3.3 percent of the reserves.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering Sayer Securities' analyses as a whole, could create an incomplete view of the processes underlying Sayer Securities' opinion. In arriving at its fairness determination, Sayer Securities considered the results of all such analyses and did not assign relative weights to any of the analyses. No company or transaction used in the above analyses as a comparison is identical to the Company or SOCO or the contemplated Reverse Stock Split or the Merger. The analyses were prepared solely for purposes of Sayer Securities providing its opinion to the Board as to the fairness of the Cash Consideration and the Merger and the consideration to be paid by SOCO and do not purport to be appraisals or necessarily reflect the prices at which the Company or its securities might actually be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of SOCO, the Company, Sayer Securities or any other person assumes responsibility if future results are different from those forecast. As described above, Sayer Securities' opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement and the Reverse Stock Split and the Merger. The foregoing summary does not purport to be a complete description of the analysis performed by Sayer Securities and is qualified in its entirety by reference to the written opinion of Sayer Securities set forth in Annex C hereto.

     Sayer Securities' opinion necessarily is based upon economic, market and other conditions as they exist and can be evaluated on the date hereof and it assumes no responsibility to update or revise its opinion based upon circumstances or events occurring after the date hereof. Sayer Securities' opinion does not constitute an opinion or imply any conclusions as to the likely trading range for the SOCO Shares following consummation of the Merger, nor does its opinion address the potential tax consequences of any shareholder's receipt of the Cash Consideration or the SOCO Shares. In addition, Sayer Securities' opinion does not address the Company's underlying decision to effect the Merger or related transactions, and it expresses no view on the effect on the Company of the Merger and related transactions.

     Further, Sayer Securities was not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Reverse Stock Split and the Merger, or to provide services other than the delivery of this opinion. Sayer Securities was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. Sayer Securities did not participate in negotiations with respect to the terms of the Reverse Stock Split and the Merger and related transactions. Consequently, it has assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might produce consideration for the Company's shareholders in an amount in excess of that contemplated pursuant to the Reverse Stock Split and the Merger.

     Sayer Securities is a specialized financial services company providing capital market and advisory services for oil and gas companies, governments and financial institutions across Canada and for foreign entities. These services include merger and acquisition advice, independent research, financings, valuations, and fairness opinions for clients.

     Sayer Securities is not an insider, associate or affiliate of the Company or SOCO, and prior to this engagement Sayer Securities has never been engaged by the Company or SOCO to provide advisory services or to act as agent or
underwriter.   Sayer Securities does not have interests in any of the securities of the Company or SOCO. Sayer Securities has no financial interest, outside the ordinary course of its business as an oil and gas financial services and investment company, in any future business involving the Company or SOCO. There are no understandings, agreements or commitments between Sayer Securities and the Company or SOCO with respect to future business dealings with them. Sayer Securities may, in the normal course of business, provide advisory services to the Company or SOCO or their successors in the future.

     Pursuant to an engagement contract dated as of January 27, 1998, a fee of $50,000 (Cdn) will be payable to Sayer Securities upon delivery of the fairness opinion for its services as financial advisor to the Company in connection with the Reverse Stock Split and the Merger. The Company has also agreed to reimburse Sayer Securities for its reasonable out-of-pocket expenses, including the fees of its legal counsel, and to indemnify Sayer Securities against liabilities, including liabilities under the federal securities laws.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors, at a meeting held on January 28, 1998, considered the fairness of the proposed one-for-36,000 Reverse Stock Split of the Company's Common Stock. The Board evaluated the Cash Consideration to be received by the Minority Shareholders in light of the Common Stock's current market price, its historical market price and the Company's net book value. The last trade of Common Stock prior to the announcement of the Reverse Stock Split and the Merger occurred at a price of $0.625. The Cash Consideration of $1.40 represents a premium of 124% over that price. The average closing price per share of the Common Stock had been $0.625, $0.625, $0.667 and $0.648 for the past 30 days, 60 days, 90 days and since the date of the Company's one-for-three reverse stock split in May 1997, respectively. The Cash Consideration of $1.40 represents a premium of 124%, 124%, 109% and 116% over the above mentioned prices, respectively. The book value per share of Common Stock was $0.51 at December 31, 1997 and $0.25 at March 31, 1997. The Cash Consideration of $1.40 represents a premium of 175% and 460%, respectively, over those values.

     Based upon the foregoing evaluation of the effects of the Reverse Stock Split and the Merger on the Company and its shareholders and the opinion of Sayer Securities described above, the Board of Directors unanimously concluded that the Reverse Stock Split, from a financial point of view, is fair to, and in the best interests of, both the Company and its shareholders, including the Minority Shareholders. The Board of Directors has therefore unanimously approved the Reverse Stock Split and the Merger and unanimously recommends that the shareholders vote FOR approval of the Reverse Stock Split.

     The Board of Directors of the Company did not retain an unaffiliated representative to act solely on behalf of the Minority Shareholders for the purpose of negotiating the terms of the Reverse Stock Split and the Merger or for the purpose of preparing a report with respect to the fairness of the Reverse Stock Split and the Merger. The Board of Directors determined that the cost and expense to retain such representative or to prepare such report were not warranted in light of (i) the fact that the opinion delivered by Sayer Securities examined the fairness of the Cash Consideration and the value of the SOCO Shares to be received by the Company's shareholders in the Merger, (ii) the fact that the Majority Shareholders and the Minority Shareholders will receive substantially the same dollar value for their shares of Common Stock, (iii) the Cash Consideration to be paid to the Minority Shareholders pursuant to the Reverse Stock Split will be available for payment at least 90 days prior to the issuance of SOCO Shares pursuant to the Merger and the Minority Shareholders will not bear any risk that the Merger might not close because of the occurrence of an unforeseen event during such 90 day period (which risk will be borne solely by the Majority Shareholders) and (iv) the right of each of the Minority Shareholders to dissent from the Reverse Stock Split under the CBCA. The Board of Directors also did not appoint an independent committee of the Board of Directors to review the fairness of the Reverse Stock Split and the Merger for the foregoing reasons. See "-Opinion of Financial Advisor." In addition, the Reverse Stock Split is not structured to require the approval of the holders of a majority of the shares of Common Stock held by the Minority Shareholders. For the foregoing reasons, the Reverse Stock Split does not provide the Minority Shareholders the procedural protections of many going-private transactions.

INTEREST OF CERTAIN PERSONS IN THE REVERSE STOCK SPLIT

     It is anticipated that the following persons, all of whom are currently officers or directors of the Company, except for Edward T. Story, Jr. who, until December 26, 1996, was a Director of the Company, will have ongoing roles as employees, officers, directors or contractors to SOCO:

1) Edward T. Story, Jr., the owner of 471,061 shares of Common Stock and a director of the Company prior to December 26, 1996, is presently the President and Chief Executive Officer and a Director of SOCO. He owns 869,162 SOCO Shares and will own an additional 117,000 SOCO Shares as a result of the Merger. In addition, on April 25, 1997 Mr. Story was granted an option to acquire an additional 1,973,954 SOCO Shares at the initial public offering price of L2.60 per share. Mr. Story will continue to act as President and Chief Executive Officer and a Director of SOCO after the Merger.

2) Daniel A. Mercier, Chairman and Chief Executive Officer and a Director of the Company and beneficial owner of 2,528,667 shares of Common Stock, expects to be appointed as an officer of SOCO upon the closing of the Merger. Mr. Mercier owns 6,000 SOCO Shares and will beneficially own an additional 621,000 SOCO Shares as a result of the Merger. In addition to the shares beneficially owned by Mr. Mercier, Mr. Mercier's siblings beneficially own an additional 6,000 SOCO Shares.

3) William C. Penttila, President and a Director of the Company, beneficially owns 689,921 shares of Common Stock. He is also the beneficial owner of 62,812 SOCO Shares and will be the beneficial owner of an additional 171,000 SOCO Shares as a result of the Merger. Mr. Penttila is a Vice President of Exploration Associates, Inc., an international oil and gas exploration consulting company, which provides exploration consulting services to the Company and to SOCO on a fee for service basis.
     Exploration Associates, Inc. expects to continue providing such services to SOCO after the Merger.

4) Dennis M. Buck, Vice President of Exploration of the Company, is the beneficial owner of 689,921 shares of Common Stock. He is also the beneficial owner of 42,812 SOCO Shares and will be the beneficial owner of an additional 171,000 SOCO Shares as a result of the Merger. Mr. Buck is President of Exploration Associates, Inc.

     Mr. Story and all directors and officers of the Company who own SOCO Shares purchased all of their SOCO Shares in SOCO's initial public offering on the London Stock Exchange on May 29, 1997 in exchange for either (i) the initial public offering price of L2.60 per share or (ii) oil and gas properties having a value determined by SOCO to be equivalent to the number of SOCO Shares (valued at L2.60 per share) purchased in exchange for such properties.

PLANS FOR THE COMPANY AFTER THE REVERSE STOCK SPLIT

     Following the Reverse Stock Split, the Company will have 23 remaining shareholders and will apply for deregistration with the Commission. Upon completion of the deregistration process, expected to occur approximately 90 days after the Special Meeting, the Company will call a meeting of the remaining shareholders to approve the Merger. If the Merger is approved at such meeting, the remaining shareholders will exchange their shares of Common Stock of the Company for SOCO Shares pursuant to the Merger Agreement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes the Reverse Stock Split will be treated as a recapitalization with the result that:

          (i) No gain or loss will be recognized by holders of Old Common Stock who receive solely shares of New Common Stock pursuant to the Reverse Stock Split.

          (ii) The aggregate basis of shares of New Common Stock received in the Reverse Stock Split (including any fractional share deemed received and exchanged for Cash Consideration) will be the same as the aggregate basis of the shares of Old Common Stock exchanged therefor.

          (iii) The holding period of shares of New Common Stock received in the Reverse Stock Split (including any fractional share deemed received and exchanged for Cash Consideration) will be the same as the holding period of the shares of Old Common Stock exchanged therefor.

          (iv) A holder of Old Common Stock that receives cash in lieu of a fractional share of New Common Stock, will be treated as receiving the payment in connection with the redemption of the fractional share with the tax consequences of the redemption determined under Section 302 of the Internal Revenue Code of 1986, as amended (the "Code").

     Under Section 302 of the Code, a holder of a fractional share of New Common Stock will be treated as either (i) having sold the fractional share for the Cash Consideration in a taxable transaction in which gain or loss is recognized or (ii) receiving a cash distribution from the Company taxable under Section 301
of the Code.   The holder of a fractional share of New Common Stock will
recognize gain or loss on the sale or exchange of such fractional share if under
Section 302(b) of the Code (i) the Reverse Stock Split results in a "complete redemption" of all of the fractional shareholder's shares of Common Stock, (ii) the receipt of cash is "substantially disproportionate" with respect to the fractional shareholder, or (iii) the receipt of cash is "not essentially equivalent to a dividend" with respect to the fractional shareholder. These three tests are applied by taking into account not only shares that a fractional shareholder actually owns, but also shares that a fractional shareholder constructively owns pursuant to Section 318 of the Code, described below.

     If any one of these three tests is satisfied, the holder of a fractional share of New Common Stock will recognize gain or loss equal to the difference between the Cash Consideration received and the holder's basis in such fractional share (determined as described above). Provided that the shares of Common Stock constitute a capital asset in the hands of the fractional shareholder, this gain or loss will be long-term capital gain or loss if the shares of Common Stock are held for more than one year and will be short-term capital gain or loss if the shares of Common Stock are held for one year or less.

     Pursuant to the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares actually owned by the shareholder. For instance, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents ("family attribution"). A shareholder is also considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner and by corporations in which 50 percent or more of the value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities ("entity attribution"). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option.

     The receipt of the Cash Consideration by a holder of a fractional share of New Common Stock pursuant to the Reverse Stock Split will result in a "complete redemption" of all of the fractional shareholder's shares of Common Stock, so long as the fractional shareholder does not receive, nor constructively own, any shares of New Common Stock after the Reverse Stock Split is effected. However, a fractional shareholder who does not receive any shares of New Common Stock as a result of the Reverse Stock Split may qualify for gain or loss treatment under the "complete redemption" test even though such fractional shareholder constructively owns shares of New Common Stock provided that (i) the fractional shareholder constructively owns shares of New Common Stock as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules) and (ii) the fractional shareholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the fractional shareholder has no interest in the Company immediately after the Reverse Stock Split (including as an officer, director, or employee), other than an interest as a creditor).

     It is anticipated that fractional shareholders who do not receive any shares of New Common Stock as a result of the Reverse Stock Split will qualify for capital gain or loss treatment as a result of satisfying the "complete redemption" requirements. However, if the constructive ownership rules prevent compliance with these requirements, a fractional shareholder may nevertheless qualify for capital gain or loss treatment by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements. In general, the receipt of cash pursuant to the Reverse Stock Split will be "substantially disproportionate" with respect to the fractional shareholder if the percentage of shares of Common Stock constructively owned by the fractional shareholder immediately after the Reverse Stock Split is less than 80 percent of the percentage of existing shares of Common Stock actually and constructively owned by the fractional shareholder immediately before the Reverse Stock Split. Alternatively, the receipt of cash pursuant to the Reverse Stock Split will, in general, be "not essentially equivalent to a dividend" if the Reverse Stock Split results in a "meaningful reduction" in the fractional shareholder's proportionate interest in the Company.

     If none of the three tests described above is satisfied, a holder of a fractional share of New Common Sock who receives the Cash Consideration in exchange therefor will be treated under the distribution rules of Section 301 of the Code. Generally, pursuant to Section 301 of the Code, a distribution of cash by a corporation to its shareholders is considered a taxable dividend to the extent of the earnings and profits, both current and accumulated, of such corporation. Distributions not treated as a dividend shall be applied against and reduce the shareholder's basis of the stock and thereafter will be treated as gain from the sale of the stock. The Company does not anticipate that it will have any current or accumulated earnings and profits.

     THE FOREGOING IS ONLY A GENERAL DESCRIPTION OF CERTAIN OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THE SHAREHOLDERS WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY PARTICULAR SHAREHOLDER. EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE REVERSE STOCK SPLIT (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

SOURCE AND AMOUNTS OF FUNDS FOR AND EXPENSES OF THE REVERSE STOCK SPLIT

     Estimated fees and expenses incurred or to be incurred by the Company in connection with the Reverse Stock Split are approximately as follows:


                                           Approximate
                Item                           Amount
          ---------------------------------------------

          Payment of Cash Consideration     $1,766,367
          Legal Fees                           150,000
          Financial Advisory Fees               50,000
          Accounting Fees                       10,000
          Commission Filing Fees                   354
          Printing and Mailing Expenses         25,000
          Loan Commitment Fee                    5,000
          Miscellaneous Expenses                13,279
                                            ----------
                          Total             $2,020,000
                                            ----------
                                            ----------

     The Company has paid or will be responsible for paying all of such expenses. It will pay such expenses (including the Cash Consideration payments) from working capital and borrowings of up to $1,800,000 under a short term advances facility (the "Loan Facility") to be entered into between the Company and Societe Generale, London Branch (the "Bank"). The 600,000 SOCO Shares owned by the Company, having an approximate market value of $3.4 million, will be pledged to secure the indebtedness outstanding under the Loan Facility.
Interest accrues on the amounts borrowed under the Loan Facility at the rate per annum equal to LIBOR plus 0.6%. Interest is payable at maturity of the Loan Facility, which is the earlier of (i) the effective date of the Merger or
(ii) July 31, 1998. Pursuant to an agreement to be entered into among SOCO, the Company and the Bank, SOCO will assume the Company's indebtedness under the Loan Facility upon the effective date of the Merger.

                       PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed balance sheets reflect the one-for-36,000 Reverse Stock Split as if it had occurred as of the respective dates of such balance sheets. The unaudited pro forma condensed statements of operations reflect the one-for-36,000 Reverse Stock Split as if it had occurred at the beginning of the respective periods covered by such statements.

                             TERRITORIAL RESOURCES, INC.
                    PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
                                  DECEMBER 31, 1997
                                       ($1,000)


                                                                  PRO FORMA
                                                HISTORICAL       ADJUSTMENTS       PRO FORMA
                                               -------------   ---------------   ------------
Cash                                              $     25                         $       25
Accounts receivable                                      6                                  6
Prepaids                                                 5                                  5
                                                   -------                          ---------
         Current assets                                 36                                 36

Note receivable                                          9                                  9
Investment in SOTAMO                                 1,740                              1,740
Investment in SOCO                                   3,601                              3,601
Property and equipment                               1,568                              1,568
                                                   -------                            -------
         Total assets                               $6,954                              6,954
                                                   -------                            -------
                                                                                      -------

Accounts payable                                       261          254(A)                515
Bank loan                                               24        1,766(A)              1,790
                                                   -------                            -------
         Current liabilities                           285                              2,305

Deferred income taxes                                1,362                              1,362
Stockholders' equity                                 7,444       (2,020(A)              5,424
Accumulated deficit                                 (2,137)                            (2,137)
                                                  --------                            -------
         Total liabilities and stockholders'
         equity                                     $6,954                         $    6,954
                                                  --------                         ----------
                                                  --------                         ----------

Book value per share (dollars)                       $0.54                         $12,992.09
                                                  --------                         ----------
                                                  --------                         ----------

                            TERRITORIAL RESOURCES, INC.
                   PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
                                   MARCH 31, 1997
                                      ($1,000)



                                                                                    PRO FORMA
                                                                  HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                                ---------------------------------------------------
Cash                                                              $            6                      $           6
Accounts receivable                                                            9                                  9
Prepaids                                                                      32                                 32
                                                                    ------------                       ------------
         Current assets                                                       47                                 47
Note receivable                                                                9                                  9
Investment in SOTAMO                                                       2,820                              2,820
Property and equipment                                                        17                                 17
                                                                      ----------                         ----------
         Total assets                                                 $    2,893                         $    2,893
                                                                      ----------                         ----------
                                                                      ----------                         ----------
Accounts payable                                                              92           254(A)               346
Bank loan                                                                    166         1,766(A)             1,932
Due to affiliated party                                                      224                                224
                                                                      ----------                         ----------
         Current liabilities                                                 482                              2,502
Stockholders' equity                                                       6,136       (2,020)(A)             4,116
Accumulated deficit                                                       (3,725)                            (3,725)
                                                                      ----------                             ------
         Total liabilities and stockholders' equity                   $    2,893                         $    2,893
                                                                      ----------                         ----------
                                                                      ----------                         ----------

Book value per share (dollars)                                        $     0.26                         $ 1,761.26
                                                                      ----------                         ----------
                                                                      ----------                         ----------

                            TERRITORIAL RESOURCES, INC.
              PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                         FOR THE YEAR ENDED MARCH 31, 1997
                       ($1,000 except per share information)



                                                                                    PRO FORMA
                                                                  HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                                ---------------------------------------------------
Oil and gas revenue                                                      $ 21                                  $ 21
Interest and other income                                                   1                                     1
                                                                    ---------                          ------------
         Total revenue                                                     22                                    22
                                                                    ---------                          ------------
Oil and gas production                                                      1                                     1
Depreciation, depletion and amortization                                    5                                     5
Foreign exchange loss                                                       3                                     3
General and administrative                                                206                                   206
Interest                                                                    5          120(B)                   125
                                                                    ---------                          ------------
         Total costs and expenses                                         220                                   340
                                                                    ---------                          ------------
Net income (loss)                                                   $    (198)                         $       (318)
                                                                    ---------                          ------------
                                                                    ---------                          ------------
Net income (loss) per share                                         $  (0.021)                         $  (1,432.43)
                                                                    ---------                          ------------
                                                                    ---------                          ------------
Weighted average shares                                             9,255,000                                   222
                                                                    ---------                          ------------
                                                                    ---------                          ------------

                            TERRITORIAL RESOURCES, INC.
              PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                    FOR THE NINE MONTHS ENDED DECEMBER 31, 1997
                       ($1,000 except per share information)



                                                                   PRO FORMA
                                                 HISTORICAL       ADJUSTMENTS       PRO FORMA
                                               ---------------------------------------------------
Oil and gas revenue                             $        3                          $        3
Gain on sale of SOTAMO shares                        2,949                               2,949
Gain on sale of SOCO shares                            464                                 464
                                                  --------                            --------
         Total revenue                               3,416                               3,416

General and administrative                             460                                 460
Interest                                                 6              83(B)               89
                                                  --------                            --------
         Total costs and expenses                      466                                 549
                                                  --------                            --------
Net income before income taxes                       2,950                               2,867
Income tax provision                                 1,362             (30(C)            1,332
                                                  --------                            --------
Net income                                      $    1,588                            $  1,535
                                                ----------                            --------
                                                ----------                            --------
Net income per share                            $    0.162                            $  6.067
                                                ----------                            --------
                                                ----------                            --------
Weighted average shares                          9,811,000                                 253
                                                ----------                            --------
                                                ----------                            --------


                            TERRITORIAL RESOURCES, INC.
                              PRO FORMA BALANCE SHEET
                                 DECEMBER 31, 1997
                                      ($1,000)



                                             UNAUDITED                 PRO FORMA                 PRO FORMA
                                              12/31/97                ADJUSTMENTS                12/31/97
                                             ----------------   --------------------------   -------------
Cash                                                   $ 25                                           $ 25
Accounts receivable                                       6                                              6
Prepaids                                                  5                                              5
                                                    -------                                     ----------
         Current assets                                  36                                             36
Note receivable                                           9                                              9
Investment in SOTAMO                                  1,740                                          1,740
Investment in SOCO                                    3,601                                          3,601
Property and equipment                                1,568                                          1,568
                                                  ---------                                     ----------
         Total assets                             $   6,954                                     $    6,954
                                                  ---------                                     ----------
                                                  ---------                                     ----------
Accounts payable                                        261                      255(A)                515
Bank loan                                                24                    1,766(A)              1,790
                                                  ---------                                     ----------
         Current liabilities                            285                                          2,305
Deferred income taxes                                 1,362                                          1,362
Stockholders' equity                                  7,444                   (2,020)(A)             5,424
Accumulated deficit                                  (2,137)                                        (2,137)
                                                  ---------                                     ----------
         Total liabilities and
             stockholders' equity                  $  6,954                                       $  6,954
                                                  ---------                                     ----------
                                                  ---------                                     ----------
Book value per share (dollars)                    $    0.54                                     $12,992.09
                                                  ---------                                     ----------
                                                  ---------                                     ----------

                             TERRITORIAL RESOURCES, INC.
                  NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS


A. Pursuant to the terms of the Reverse Stock Split, shareholders who own less than a full share after the consolidation will receive a cash payment equivalent to $1.40 for each pre-consolidation share of Company Common Stock that they owned. A bank loan for the estimated payment of $1,766,000 has been recorded, and transaction costs estimated at $254,000 have been accrued as accounts payable.

B. Reflects increased interest expense for the period based upon interest payable under the proposed loan facility.

C. Reflects a decrease in income tax expense as a result of interest payable under the proposed loan facility.

                               THE REVERSE STOCK SPLIT

AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

     Pursuant to the terms of the Amendment, (i) each 36,000 shares of Common Stock then issued and outstanding will be automatically converted into one share of New Common Stock upon filing the Articles of Amendment with the Secretary of State of Colorado, and (ii) a payment of the Cash Consideration per share for the currently outstanding Common Stock will be made in lieu of the issuance of any resulting fractional shares of New Common Stock to any shareholders who, after the Reverse Stock Split, would otherwise own a fractional share of New Common Stock. The fractional shareholders owning less than one share of New Common Stock will cease to be shareholders or to have any equity interest in the Company and, therefore, will not share in its future earnings and growth, if any, and will not have any right to vote on any corporate matter. The form of the Amendment is attached as Annex A to this Proxy Statement. If the Reverse Stock Split is approved at the Special Meeting by the holders of a majority of the currently issued and outstanding Common Stock, the Company expects to file the Articles of Amendment with the Secretary of State of the State of Colorado immediately following the Special Meeting, or as soon as practicable thereafter (the "Effective Date").

EXCHANGE OF SHARES AND PAYMENT IN LIEU OF ISSUANCE OF FRACTIONAL SHARES

     Within 10 days after the Effective Date, the Company will mail to the fractional shareholders a notice of the filing of the Articles of Amendment (the "Notice of Filing") and a letter of transmittal (the "Letter of Transmittal") containing instructions with respect to the submission of shares of Common Stock to the Company. Fractional shareholders will be entitled to receive, and the Company will be obligated to make payment of, the Cash Consideration in lieu of fractional shares of New Common Stock only by transmitting stock certificate(s) for shares of Common Stock to the Company, together with the properly executed and completed Letter of Transmittal and such evidence of ownership of such shares as the Company may require.

VOTING; VOTE REQUIRED

     The Reverse Stock Split must be approved by a vote of not less than a majority of the shares of Common Stock. The Reverse Stock Split is not structured to require the approval of the holders of a majority of the shares of Common Stock held by the Minority Shareholders. Each share of Common Stock is entitled to one vote on each matter submitted to a vote at the Special Meeting. The Control Shareholders, who beneficially own an aggregate of 65% of the outstanding shares of Common Stock, have agreed with SOCO to vote their shares in favor of the Reverse Stock Split. All directors and officers of the Company intend to vote their shares of Common Stock in favor of the Reverse Stock Split.

     THE NOTICE OF FILING AND THE LETTER OF TRANSMITTAL WILL BE TRANSMITTED BY THE COMPANY TO SHAREHOLDERS AT A DATE SUBSEQUENT TO THE EFFECTIVE DATE. SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THE NOTICE OF FILING AND LETTER OF TRANSMITTAL ARE RECEIVED AND

SHOULD SURRENDER THEIR CERTIFICATES ONLY WITH SUCH LETTER OF TRANSMITTAL.

     There will be no service charges payable by the fractional shareholders in connection with the payment of the Cash Consideration in lieu of the issuance of fractional shares of New Common Stock. These costs will be borne by the Company.

DISSENTING SHAREHOLDERS' RIGHTS

     Shareholders who do not vote in favor of the Reverse Stock Split have the right, in lieu of the payment of the Cash Consideration, to seek payment in cash of the fair value of their shares of Common Stock by strictly complying with the requirements of Article 113 of the CBCA. Failure of a shareholder to strictly adhere to the requirements of Article 113 of the CBCA may result in the loss of such shareholder's dissenter's rights.

     If a holder of Common Stock elects to exercise his rights under Article 113, he must satisfy each of the following conditions:

     (i) he must cause the Company to receive, before the vote with respect to the Reverse Stock Split is taken, written notice of his intention to demand payment for his shares if the Reverse Stock Split is effectuated; and

     (ii) he must not vote in favor of the Reverse Stock Split (a failure to vote or an abstention will satisfy this condition, but delivering a proxy in favor of or voting in favor of the Reverse Stock Split will constitute a waiver of such shareholder's right of appraisal and will nullify any previously filed written demand for appraisal).

     A holder of Common Stock who does not satisfy conditions (i) and (ii) above is not entitled to demand payment for his shares under Article 113.

     All written demands for appraisal should be directed to Daniel A. Mercier, Chairman of the Board, 734 7th Avenue S.W., Suite 1345, Calgary, Alberta, Canada T2P 3P8, and should be executed by, or on behalf of, the holder of record. To be effective, the demand must be made by or for the registered shareholder, fully and correctly, in such shareholder's name as it appears on his stock certificates. A beneficial shareholder may assert dissenter's rights as to the shares held on the beneficial shareholder's behalf only if the beneficial shareholder causes the Company to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenter's rights and the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     If Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity, and if the stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, it is acting as agent for the record owner. A record shareholder, such as a broker, who holds Common Stock as a nominee for others, may exercise his right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners, but only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the Company to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights.

     If the Reverse Stock Split is approved, no later than ten days after the effective date of the Reverse Stock Split, the Company will notify each shareholder who has complied with the foregoing provisions of the date the Reverse Stock Split has become effective and also the date (which shall be not less than 30 days from the date of the notice) by which the Company must receive the shareholder's payment demand. Thereafter, the dissenting shareholder must
(i) make the payment demand to the Company and (ii) deposit his stock certificates with the Company.

     If a payment demand remains unresolved, the Company may, within 60 days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the 60 day period, the Company shall be required to pay each dissenter whose demand remains unresolved the amount demanded.

     After any hearing on the Company's petition, the court shall enter a judgment for the dissenter in an amount, if any, by which the court finds the fair value of the dissenter's Common Stock, plus interest, exceeds the amount paid by the Company to the dissenter. "Fair value" is defined as the value of the shares immediately before the Effective Date of the Reverse Stock Split excluding any appreciation or depreciation in anticipation of the Reverse Stock Split except to the extent that exclusion would be inequitable. Therefore, the court should not consider the occurrence of the Reverse Stock Split or the Merger in its determination of the "fair value" of the dissenting shares, and it is therefore possible for the court to determine the "fair value" to be less than the Cash Consideration.

     The costs of the proceeding may be determined by the court, including the reasonable compensation and expenses of the appraisers appointed by the court. The court shall assess the costs against the Company; except the court may assess costs against all or some of the dissenters in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment.

     The foregoing does not purport to be a complete statement of the provisions of Article 113 of the CBCA and is qualified in its entirety be reference to such sections, which are reproduced in full as Annex B to this Proxy Statement.

     THE PROVISIONS OF ARTICLE 113 OF THE CBCA ARE COMPLEX AND TECHNICAL IN NATURE. SHAREHOLDERS DESIRING TO EXERCISE DISSENTERS' RIGHTS MAY WISH TO CONSULT COUNSEL, SINCE THE FAILURE TO COMPLY STRICTLY WITH THESE PROVISIONS WILL RESULT IN THE LOSS OF THEIR DISSENTERS' RIGHTS.

                  PRICE RANGE OF COMMON STOCK; DIVIDENDS; BOOK VALUE

COMMON STOCK INFORMATION

     The shares of the Company are traded in the over-the-counter market on the National Association of Securities Dealers ("NASD") Electronic Bulletin Board and are quoted in the "pink sheets" under the symbol "TERX." The following table sets forth the range of high and low bid prices of the Common Stock for the three most recent fiscal years. These prices are believed to be representative inter-dealer quotations, without retail markup, markdown or commissions, and may not represent actual transactions. All share prices prior to May 12, 1997 have been restated to reflect the one-for-three reverse stock split which became effective on that date. The source of the prices quoted below is Trading and Market Services of The NASDAQ Stock Market, Inc.


                                                        HIGH       LOW
                                                       ------    -------
FISCAL 1996
     First Quarter                                     $0.75     $0.1875
     Second Quarter                                     1.875     0.1875
     Third Quarter                                      3.75      0.1875
     Fourth Quarter (March 31, 1996)                    0.375     0.375

FISCAL 1997
     First Quarter                                      2.0637    0.375
     Second Quarter                                     0.5625    0.5625
     Third Quarter                                      0.5625    0.1875
     Fourth Quarter (March 31, 1997)                    0.375     0.28125

FISCAL 1998
     First Quarter                                      1.75      0.50
     Second Quarter                                     0.6875    0.625
     Third Quarter                                      1.125     0.625
     Fourth Quarter (through January 28, 1998)          0.625     0.625


     On January 28, 1998, the last trading day before the public announcement of the Merger, the closing sales price of the Common Stock was $0.625.

     Upon consummation of the Merger, the Company intends to apply for termination of registration of its shares of Common Stock under the Exchange Act.

DIVIDENDS

     The Company has never paid any dividends on its shares and does not intend to do so in the future.

BOOK VALUE

     The book value per share of Common Stock was $0.51 at December 31, 1997 and $0.25 at March 31, 1997.

                           DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

     The names, addresses, ages and positions of all directors and executive officers of the Company are as follows:


                        NAME                          AGE                              POSITION
-----------------------------------------         ----------    -----------------------------------------------------------
Daniel A. Mercier                                    43        Chairman of the Board and Chief Executive Officer
Territorial Resources, Inc.
734 7th Avenue S.W.
Calgary, Alberta
Canada T2P 3P8

William Penttila                                     64        President, Chief Operating Officer and Director
Exploration Associates, Inc.
450 N. Sam Houston Parkway, Suite 140
Houston, Texas 77060

Douglas N. Baker                                     44        Vice President Finance, Treasurer, Chief Financial Officer,
Territorial Resources, Inc.                                    Secretary and Director
734 7th Avenue S.W.
Calgary, Alberta
Canada T2P 3P8

Richard A.N. Bonnycastle                             63        Director
Cavendish Investing Ltd.
400 3rd Avenue S.W.
Calgary, Alberta T2P 3P8

Jimmy M. McCarroll                                   55        Director
1030 Townplace
Houston, Texas  77057-1942

Donald L. Oliver                                     54        Director
Forest Oil Company
1600 Broadway, Suite 2200
Denver, Colorado 80202

Lamont C. Tolley                                     61        Director
Starvest Exploration Ltd.
635 8th Avenue S.W.
Calgary, Alberta T2P 3P8

Dennis M. Buck                                       51        Vice President, Exploration
Exploration Associates, Inc.
450 N. Sam Houston Parkway, Suite 140
Houston, Texas 77060

PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE

     DANIEL A. MERCIER. Mr. Mercier became a Director of the Company in 1996 and became its Chairman of the Board and Chief Executive Officer on June 20, 1996. He has been President and a Director of AEL, a private oil and gas company, since its inception in December 1995. AEL is the Company's largest shareholder. Mr. Mercier was President and Chief Executive Officer of Canadian Conquest Exploration Inc. ("Canadian Conquest"), a publicly-held Canadian oil and gas company listed on The Toronto Stock Exchange, until November 1995. He resigned as an officer of Canadian Conquest as part of a refinancing. Mr. Mercier was a Director of Canadian Conquest until October 1996. From December 1995 to March 1996, Mr. Mercier was the Chief Operating Officer of Chancellor Energy Resources Inc., a publicly-held Canadian oil and gas company listed on The Toronto Stock Exchange. Mr. Mercier is also a Director of APF Energy Inc., the manager of a Canadian royalty trust fund. Mr. Mercier is a mechanical engineer with over twenty years of experience in the oil and gas industry in Canada and the United States. Mr. Mercier is a citizen of Canada.

     WILLIAM C. PENTTILA. Mr. Penttila became a Director of the Company in 1995 and became its President and Chief Operating Officer on June 20, 1996. Mr. Penttila is Vice President of Exploration Associates, Inc., an international oil and gas exploration consulting firm, of which he has been an officer since 1989. He was a consultant between 1984 and 1989 and held management positions at Weeks Petroleum and its affiliates from 1980 to 1984. He held various technical positions at ARCO and its predecessors from 1962 until 1980. He holds both Geological Engineering and Master of Science degrees from the Colorado School of Mines.

     On September 1, 1996, Mr. Penttila was appointed as Technical Advisor to the Petroleum Authority of Mongolia. As such, Mr. Penttila evaluates proposals and screens corporations and individuals who have expressed interests in becoming involved in the petroleum industry in Mongolia. Each of the Company and Mr. Penttila recognizes that the possibility exists that his role as an officer and director of the Company may at times conflict with his role as Technical Advisor to the Petroleum Authority. Mr. Penttila has agreed that if such conflicts arise, he will fully disclose such conflicts to the Company and, if appropriate, will resign either as Technical Advisor or as an officer and director of the Company. Mr. Penttila receives no compensation in his role as Technical Advisor to the Petroleum Authority of Mongolia. Mr. Penttila is a citizen of the United States.

     DOUGLAS N. BAKER. Mr. Baker became a Director of the Company in February 1997 and became its Vice President, Finance, Treasurer and Chief Financial Officer on June 20, 1996, and its Secretary on April 30, 1997. Mr. Baker is also Vice President Finance and Chief Financial Officer of AEL. Mr. Baker has over 13 years of experience in senior financial positions with Canadian public oil and gas companies. During 1997, Mr. Baker organized and became President and Chief Financial Officer of Forte Energy Ltd., a Canadian oil and gas exploration and production company. From November 1993 to March 1996, Mr. Baker served as Vice President Finance and Chief Financial Officer of Chancellor Energy Resources, Inc. From February 1991 to August 1993, Mr. Baker served as Vice President Finance and Corporate Secretary for American Eagle Petroleum Ltd. Prior thereto Mr. Baker was Vice President Finance of Canadian Conquest. Mr. Baker is a citizen of Canada.

     RICHARD A.N. BONNYCASTLE. Mr. Bonnycastle became a Director of the Company on June 20, 1996. Mr. Bonnycastle is Chairman and President of Harvest Fund Inc., an investment banking company, and Chairman and President of Cavendish Investing Ltd., a private investment company. Mr. Bonnycastle is also a Director of AEL. Mr. Bonnycastle serves on the boards of directors of a number of other publicly listed companies outside the United States. Mr. Bonnycastle is a citizen of Canada.

     JIMMY M. MCCARROLL. Mr. McCarroll became a Director of the Company in October 1996. Mr. McCarroll is the President of McCarroll Energy, Inc., an independent oil and gas operator on the Texas Gulf Coast, a position he has held for more than ten years. Mr. McCarroll has been the Managing Partner of McCarroll and Young Energy Funds since 1980. Mr. McCarroll has also assisted SOCO in certain of its farmout endeavors during the past four years. Mr. McCarroll also serves as a Director of Pan Ocean Explorations Inc., a corporation based in Vancouver, Canada, whose shares are traded on the Vancouver Stock Exchange. Mr. McCarroll is a citizen of the United States.

     DONALD L. OLIVER. Mr. Oliver joined the Company as President and a Director in December 1987 and served as President until November 1994. He currently serves as a Production Superintendent of Forest Oil Corporation in Denver, Colorado, whose principal business is oil and gas exploration and production in North America. Mr. Oliver spent fifteen years with Cities Service Company, where he held various engineering and managerial positions in exploration and production. Subsequently, he held the positions of Vice President and General Manager of the Texas division for Bawden Drilling and Vice President of Operations for Conquest Exploration Company. Mr. Oliver is a citizen of the United States.

     LAMONT C. TOLLEY. Mr. Tolley became a Director of the Company in March 1997. For more than 10 years, Mr. Tolley has served as the Chairman and a Director of Starvest Capital Inc., a private Canadian oil and gas management corporation, and as President, CEO and a Director of Pencor Petroleum Limited, a Canadian corporation that acquires and manages oil and gas properties. He is also the President and a Director of Canadian Pencrown Resources Limited, a private Canadian exploration corporation which has invested over $100 million in oil and gas exploration programs and is wholly owned by a group of institutional investors. Mr. Tolley is a citizen of Canada.

     DENNIS M. BUCK. Mr. Buck is the Executive Vice President of Exploration Associates, Inc. and was one of its original founders in 1984. Mr. Buck was Chief Geophysicist for Weeks Petroleum from March 1981 to June 1984. From March 1977 to March 1981, Mr. Buck was Division Geophysicist for American Petrofina. Prior thereto he held various technical positions with Amoco, Texas Crude and Mitchell Energy. Mr. Buck has a B.S. Degree in Geology from the New Mexico Institute of Mining and Technology. Mr. Buck is a citizen of the United States.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                    AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by certain beneficial owners:


                                                   AMOUNT AND
                                                     NATURE
                                                       OF               PERCENT
                                                   BENEFICIAL             OF
     NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP            CLASS(1)
     ------------------------------------          ----------           --------
     Andrew Davis                                   660,852 (2)           6.4%
       Alan Davis Media Limited
       Level 10
       35 York Street
       Sidney, NSW 2000
       Australia

     Brian A. Lingard                             1,289,740 (3)(4)       12.4%
       401 Louisiana
       Suite 206
       Houston, Texas  77002

     Dennis M. Buck                                 689,921 (4)           6.7%

     William C. Penttila                            689,921 (4)           6.7%
       450 N. Sam Houston Parkway E., Suite 140
       Houston, Texas  77060

     Michael C. Nemec                                  614,116            5.9%
       The Phoenix Resource Companies
       6525 N. Meridian Ave.
       Oklahoma City, Oklahoma  77116

     Asia Energy Ltd.                             2,406,167 (4)(5)       23.2%
       734 7th Avenue S.W., Suite 1345
       Calgary, Alberta
       Canada T2P 3B8

     Jimmy M. McCarroll                             550,000 (4)           5.3%

------------------

(1)  Based upon 10,370,824 shares outstanding as of the Record Date.

(2) Consists of 393,141 shares either owned by Mr. Davis or by companies controlled by him, with the remaining 267,711 shares owned by three sisters of Mr. Davis but with voting proxy held by him.

(3) Includes 33,334 shares owned by his minor son with Mr. Lingard named as custodian. Mr. Lingard disclaims beneficial ownership of these 33,334 shares. Also includes 105,000 shares owned by two companies and one trust controlled by Mr. Lingard. Mr. Lingard is a former officer and director of the Company. Mr. Lingard purchased 129,000 of his shares from his parents at a price of $1.40 per share during the past 60 days.

(4) The holders of these shares, as Control Shareholders, have agreed in the Merger Agreement to vote these shares in favor of approval of the Reverse Stock Split.

(5) All shares reported are owned by AEL. See footnotes 4, 5 and 6 to table below.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by each director of the Company and the directors and executive officers as a group:


                                                  AMOUNT AND
                                                   NATURE OF          PERCENT
                                                  BENEFICIAL             OF
     NAME OF BENEFICIAL OWNER                    OWNERSHIP (1)        CLASS(2)
     -----------------------------------        -------------        --------

     Daniel A. Mercier                           2,528,667 (3)(4)        24.3%
     William C. Penttila                           689,921    (3)         6.7%
     Douglas N. Baker                            2,428,390 (3)(6)        23.4%
     Richard A.N. Bonnycastle                    2,447,834    (5)        23.6%
     Jimmy M. McCarroll                            550,000                5.3%
     Donald L. Oliver                              366,613                3.5%
     Lamont C. Tolley                               83,334                0.8%
     Dennis M. Buck                                689,921    (3)         6.7%
     Directors and Officers as a Group           4,972,346    (7)        47.9%


---------------

(1) The information as to beneficial ownership has been furnished by the respective persons. Unless otherwise specified, each person or group has sole voting and investment power with respect to the shares, except with respect to the shares identified above relating to Messrs. Mercier, Bonnycastle and Baker. See footnotes below.

(2)  Based upon 10,370,824 shares outstanding as of the Record Date.

(3) Messrs. Penttila, Buck, Mercier and Baker exercised options during the last 60 days for 60,000, 60,000, 60,000 and 22,223 shares, respectively, at a price of $.90 per share, which options had been granted by the Company's Board of Directors in June 1996.

(4) Includes 114,000 shares owned directly by Mr. Mercier and 8,500 shares owned by Mr. Mercier's wife. All other shares reported are owned by AEL. Mr. Mercier is a Director and the President of AEL and (together with shares held by his wife) owns approximately 11.8% of the outstanding shares of capital stock of AEL. Mr. Mercier's father and siblings own an additional 10.9% of the outstanding shares of capital stock of AEL. Mr. Mercier disclaims beneficial ownership of all shares of capital stock of AEL owned by his father and siblings, and all shares of Common Stock owned by AEL.

(5) Includes 41,667 shares owned directly by Mr. Bonnycastle. All other shares reported are owned by AEL. Mr. Bonnycastle is a Director of AEL and owns approximately 12.9% of the outstanding shares of capital stock of AEL. Mr. Bonnycastle disclaims beneficial ownership of all shares of Common Stock owned by AEL.

(6) Includes 22,223 shares owned directly by Mr. Baker. All other shares reported are owned by AEL. Mr. Baker is the Vice President Finance and Chief Financial Officer of AEL and (together with shares held by his wife) owns approximately 1.7% of the outstanding shares of capital stock of AEL. Mr. Baker disclaims beneficial ownership of all shares of Common Stock owned by AEL.

(7) Includes 4,938,123 shares, the beneficial owners of which (as Control Shareholders) have agreed in the Merger Agreement to vote in favor of approval of the Reverse Stock Split. Mr. Baker, as owner of the remaining 22,223 shares, also intends to vote such shares in favor of the Reverse Stock Split.

                            INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated balance sheet of the Company as at March 31, 1997 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended have been audited by Price Waterhouse, chartered accountants, as stated in their report appearing herein.

     The consolidated statements of operations, changes in stockholders' equity and cash flows of the Company for the year ended March 31, 1996 have been audited by Hein + Associates LLP, independent public accountants, as indicated in their report appearing herein.

                                ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

     This Proxy Statement includes information required by the Commission to be disclosed pursuant to Rule 13e-3 under the Exchange Act, which governs so-called "going private" transactions by certain issuers or their affiliates. In accordance with that rule, the Company has filed with the Commission, under the Exchange Act, a Rule 13e-3 Transaction Statement with respect to the Reverse Stock Split. This Proxy Statement does not contain all of the information set forth in the Rule 13e-3 Transaction Statement parts of which are omitted in accordance with the regulations of the Commission. The Rule 13e-3 Transaction Statement, and any amendments thereto, including exhibits filed as a part thereof, will be available for inspection and copying at the offices of the Commission as set forth above.

                            INDEX TO FINANCIAL STATEMENTS


                                                                       PAGE
Auditor's Report (Price Waterhouse)                                     F-2

Auditor's Report (Hein + Associates, LLP)                               F-3

Consolidated Balance Sheet dated March 31, 1997                         F-4

Consolidated Statements of Operations
     for the Years Ended March 31, 1997 and 1996                        F-6

Consolidated Statement of Changes in Stockholders' Equity
     for the Years Ended March 31, 1997 and 1996                        F-7

Consolidated Statements of Cash Flows
     for the Years Ended March 31, 1997 and 1996                        F-8

Notes to Consolidated Financial Statements                              F-9

Supplemental Information -- Disclosures of Oil and
     Gas Producing Activities (Unaudited)                              F-15

Consolidated Balance Sheet dated December 31, 1997 (Unaudited)         F-18

Consolidated Statements of Operations for the nine months ended
     December 31, 1997 and 1996 (Unaudited)                            F-20

Consolidated Statements of Cash Flows
     for the nine months ended December 31, 1997 and 1996 (Unaudited)  F-21

Notes to Unaudited Financial Statements                                F-22

Price Waterhouse
Chartered Accountants
1200 425 1st Street S.W.
Calgary, Alberta T2P 3V7


June 23, 1997, except for Note 11
     which is as of June 30, 1997

                                   AUDITOR'S REPORT


To the Board of Directors and Stockholders
Territorial Resources, Inc.


We have audited the consolidated balance sheet of Territorial Resources, Inc. as at March 31, 1997 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 1997 and the results of its operations and its cash flows for the year then ended in accordance with generally accepted accounting principles.

The consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended March 31, 1996 were audited by other auditors who issued an unqualified report dated June 17, 1996.



Price Waterhouse
Chartered Accountants
Calgary, Alberta

                             INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Territorial Resources, Inc.

We have audited the accompanying consolidated statements of operations, changes in stockholders' equity and cash flows of Territorial Resources, Inc. and subsidiary for the year ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Territorial Resources, Inc. for the year ended March 31, 1996, in conformity with generally accepted accounting principles.

The Company's primary asset is an investment in SOCO Tamtsag Mongolia, Inc. which is a company engaged in oil and gas exploration in Mongolia. SOCO Tamtsag Mongolia, Inc. has not yet discovered any proved reserves in Mongolia (see also discussion of Mandatory Loan Obligations in Note 10).

HEIN + ASSOCIATES LLP
Houston, Texas


June 17, 1996

                             TERRITORIAL RESOURCES, INC.
                              CONSOLIDATED BALANCE SHEET

                                        ASSETS
                  (in thousands of US dollars, except share amounts)



                                                                                 MARCH 31,
                                                                                   1997
                                                                                 ---------
CURRENT ASSETS:
  Cash                                                                              $    6
  Accounts receivable:
          Oil and gas                                                                    7
          Other                                                                          2
  Prepaid expenses                                                                      32
                                                                                 ---------
  Total Current Assets                                                                  47
                                                                                 ---------
NOTE RECEIVABLE (Note 4)                                                                 9
                                                                                 ---------
INVESTMENT IN SOCO TAMTSAG MONGOLIA, INC. (Note 2)                                   2,820
                                                                                 ---------
PROPERTY AND EQUIPMENT, at cost:
  Oil and gas, properties, full cost method                                          7,814
  Less: Accumulated depreciation, depletion, impairment and amortization            (7,797)
                                                                                 ---------
                                                                                        17
                                                                                 ---------
TOTAL ASSETS                                                                        $2,893
                                                                                 ---------
                                                                                 ---------



             See accompanying notes to consolidated financial statements.

                             TERRITORIAL RESOURCES, INC.
                       CONSOLIDATED BALANCE SHEET -- CONTINUED

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                  (in thousands of US dollars, except share amounts)


                                                         MARCH 31,
                                                           1997
                                                         ---------
CURRENT LIABILITIES:
  Accounts payable                                         $   92
  Bank loan (Note 12)                                         166
  Due to affiliated party (Note 12)                           224
                                                           ------
TOTAL CURRENT LIABILITIES482
COMMITMENTS AND CONTINGENCIES
                 (Notes 9 and 10)
TOTAL LIABILITIES                                             482
                                                           ------
STOCKHOLDERS' EQUITY (Notes 3, 7 and 11):
  Common stock                                                 28
  Additional paid-in capital                                6,125
  Accumulated deficit                                      (3,725)
  Treasury stock                                              (17)
                                                           ------
  TOTAL STOCKHOLDERS' EQUITY                                2,411
                                                           ------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                       $2,893
                                                           ------
                                                           ------


             See accompanying notes to consolidated financial statements.

                             TERRITORIAL RESOURCES, INC.
                        CONSOLIDATED STATEMENTS OF OPERATIONS

                (in thousands of US dollars, except per share amounts)

                                                           YEARS ENDED MARCH 31
                                                           --------------------
                                                            1997         1996
                                                           --------------------
REVENUES:
  Oil and gas sales                                           $21          $39
  Interest and other income                                     1            2
                                                           ------       ------
                                                               22           41
                                                           ------       ------
COSTS AND EXPENSES:
  Oil and gas production                                        1            7
  Depreciation, depletion and amortization                      5           26
  Foreign exchange loss                                         3         --
  General and administrative                                  206           64
  Interest                                                      5         --
                                                           ------       ------
                                                              220           97
                                                           ------       ------
Net Income (Loss)                                          $ (198)      $  (56)
                                                           ------       ------
                                                           ------       ------
Net Income (Loss) per share                                $(.021)      $(.009)
                                                           ------       ------
                                                           ------       ------

WEIGHTED AVERAGE  SHARES
   OUTSTANDING (thousands)                                  9,255        6,863
                                                           ------       ------
                                                           ------       ------



             See accompanying notes to consolidated financial statements

                              TERRITORIAL RESOURCES INC.
              CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                  (in thousands of US dollars, except share amounts)

                                   COMMON STOCK       STOCK SUBSCRIPTIONS
                           -----------------------  ----------------------  ADDITIONAL                  TREASURY
                                                                             PAID-IN    ACCUMULATED      STOCK
                            SHARES         AMOUNT       SHARES     AMOUNT    CAPITAL      DEFICIT        AMOUNT
                           -----------   --------   ----------    -------    --------   -----------     --------
Balance at
  March 31, 1995             3,930,371         12    2,928,333          9       3,853     (3,471)            (17)
                           -----------   --------   ----------    -------    --------   -----------     --------
                           -----------   --------   ----------    -------    --------   -----------     --------
Stock issued for
  stock subscriptions        2,928,333          9   (2,928,333)       (9)           -         -                -

Debt Shares issued
  to acquire TRI
  Mongolia                   1,816,667          5             -         -       1,545         -                -
Shares issued
  as compensation to
  officer, director and
  other third parties           14,333          -             -         -           3         -                -
Shares cancelled
  as proceeds for
  Account Receivable            (1,000)         -             -         -           -         -                -

Net loss                              -         -             -         -           -       (56)               -
                           -----------   --------   ----------    -------    --------   -----------     --------
Balance at
  March 31, 1996             8,688,704         26             -         -       5,399    (3,527)            (17)
                           -----------   --------   ----------    -------    --------   -----------     --------
                           -----------   --------   ----------    -------    --------   -----------     --------


Shares issued for
  cash and shares
  of SOTAMO                    639,583          2             -         -         513         -                -

Shares issued
  for cash                      47,500          -             -         -          43         -                -
Shares issued for
  termination of
  warrants                      33,333          -             -         -           -         -                -
Shares issued for
  exercise of
  warrants                       8,333          -             -         -           2         -                -

Adjustment                          (3)         -             -         -           -         -                -

Net loss                             -          -             -         -                  (198)               -
                           -----------   --------   ----------    -------               -----------     --------
Balance at
  March 31, 1997             9,417,450         28             -         -                (3,725)            (17)
                           -----------   --------   ----------    -------               -----------     --------
                           -----------   --------   ----------    -------               -----------     --------

Preferred shares
  issued for cash              112,500                                            168
                           -----------                                       --------
Balance at
  March 31, 1997               112,500                                          6,125
                           -----------                                       --------
                           -----------                                       --------



             See accompanying notes to consolidated financial statements.

                             TERRITORIAL RESOURCES, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (in thousands of US dollars)


                                                                      YEARS ENDED MARCH 31
                                                                      --------------------
                                                                         1997        1996
                                                                      ----------   -------
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)                                                        $(198)       $(56)

ADJUSTMENTS TO RECONCILE NET LOSS TO CASH USED BY OPERATIONS:
 Depreciation, depletion and amortization                                    5          26

CHANGES IN OPERATING ASSET AND LIABILITIES:
        Accounts receivable                                                  1          14
        Other current assets                                               (32)        -
        Accounts payable                                                    77          (4)
        Accrued liabilities and other                                      (49)         (3)
                                                                       -------     -------
Cash used by operating activities                                         (196)        (23)
                                                                       -------     -------

CASH FLOWS FROM INVESTMENT ACTIVITIES:
Additions to investment in SOCO Tamtsag Mongolia, Inc.                  (1,076)        (38)
Proceeds from the sale of option to acquire SOCO Tamtsag
 Mongolia, Inc. stock                                                      -            20
Additions to property and equipment                                        (18)        -
Proceeds from sales of property                                            138          30
Cash provided by (used by) investment activities                          (956)         12
                                                                       -------     -------

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes receivable                                                             1         -
Advances from stockholders and affiliates                                  224         -
Short term bank loan                                                       166         -
Issuance of preferred stock                                                168         -
Issuance of common stock                                                   560         -
                                                                       -------     -------
Cash provided by (used by) financing activities                          1,119         -
                                                                       -------     -------
Increase (decrease) in cash                                                (33)        (11)
Cash, beginning of year                                                     39          50
Cash, end of year                                                      $     6     $    39
                                                                       -------     -------
                                                                       -------     -------

SUPPLEMENTAL CASH FLOW INFORMATION:
Acquisition of interest in SOCO Tamtsag Mongolia, Inc. in
 exchange for common stock                                                 -         1,550
Collection of account receivable in exchange for cancellation
 of common stock                                                           -             2
Note receivable received upon sale of oil and gas properties                 -     $    10
                                                                       -------     -------
                                                                       -------     -------

                             TERRITORIAL RESOURCES, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (IN US DOLLARS)

1.   BUSINESS

     Territorial Resources, Inc., formerly Egret Energy Corporation, (the Corporation) is engaged in international oil and gas exploration, primarily in Mongolia. Through its 13 percent ownership in SOCO Tamtsag Mongolia, Inc., the Corporation is presently indirectly active in Mongolia. Such activity may encompass development and possibly production as well as exploration. In addition, the Corporation owns working interests, minerals and/or overriding royalty interests primarily in the United States.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVESTMENT IN SOCO TAMTSAG MONGOLIA, INC. ("SOTAMO")

     The Corporation accounts for its investment in SOTAMO under the cost method of accounting as its investment represents a minority, non-controlling interest of approximately 13 percent (119 shares) of the outstanding common stock of SOTAMO. All costs related to this investment are capitalized. Capitalized costs which are based on cash calls from SOTAMO have been reduced by $20,000 for the proceeds of and option payment received from AEL (see Note 7). Pursuant to the terms of the SOTAMO stockholders' agreement, stockholders are required to pay cash calls for their proportionate share of SOTAMO expenditures. The Corporation's investment in SOTAMO is periodically reviewed for impairment in value. The fair value of the SOTAMO investment at March 31, 1997 is $7.5 million.


                                                                MARCH 31
                                                       -------------------------
                                                          1997           1996
                                                       -----------    ----------
     Balance, beginning of year                        $1,744,000     $  128,000
     Sale of shares of SOTAMO                            (250,000)         ---
     Shares of SOTAMO acquired for common stock           250,000      1,550,000
     Share of expenditures incurred by SOTAMO           1,076,000         66,000
                                                       ----------     ----------
                                                       $2,820,000     $1,744,000
                                                       -----------    ----------
                                                       -----------    ----------

     OIL AND GAS OPERATIONS

     The Corporation accounts for its oil and gas exploration and development activities under the full cost method of accounting. Under this method, all productive and nonproductive exploration and development costs incurred in finding oil and gas reserves are accumulated and capitalized in cost centers. The Corporation has two cost centers (the continental United States and Canada prior to 1997) for its oil and gas activities. In 1997 the Corporation disposed of its Canadian properties and initiated direct activities in Mongolia. No gain or loss is recognized on the sale or disposition of a property, except in extraordinary circumstances. Net oil and gas properties were $17,000 at March 31, 1997, consisting of office equipment and exploration expenditures in Mongolia.

     LIMITATION ON CAPITALIZED COSTS

     Capitalized costs of productive and nonproductive properties in a cost center are limited to the present value of after tax future net revenues (discounted at 10%) from estimated proved oil and gas reserves and the lower-of-cost or fair market value of unproved properties.

     DEPRECIATION, DEPLETION AND AMORTIZATION

     Depreciation, depletion and amortization (DD&A) of the cost of oil and gas properties is provided on the unit-of-production method based on proved oil and gas reserves. Gas is converted to equivalent barrels on a basis of six MCF of gas to one barrel of oil.

     INCOME TAXES

     The Corporation accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Tax. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement and tax bases of its existing assets and liabilities. Income tax expense or benefit represents the current tax payable or refundable for the period plus or minus the tax effect of the net change in the deferred tax assets and liabilities.

     NET LOSS PER SHARE OF COMMON STOCK

     Net loss per share of common stock was computed based on the weighted average number of common shares outstanding. Primary and fully-diluted net loss per share were substantially the same for both years presented. Stock warrants were outstanding for all of fiscal 1996 and 1997. These warrants were antidilutive and were therefore not considered in determining the weighted average number of common shares outstanding.

3.   QUASI-REORGANIZATION

     On June 13, 1986, the Board of Directors resolved that a quasi-reorganization be implemented as of March 31, 1986, for financial reporting purposes. Accordingly, the Corporation transferred the deficit ($5,121,000) in retained earnings as of March 31, 1986, to additional paid-in capital.

4.   NOTE RECEIVABLE

     The note receivable represents an amount due from the sale of an oil and gas property. The note is to be repaid from a percentage of net production revenue generated by the property for a fixed time period, and is secured by the property.

5.   INCOME TAXES

     At March 31, 1997, the Corporation had net operating loss carry forwards (NOL'S) of approximately $6,000,000 available to offset future taxable income. The carry forwards expire beginning in 1996. The NOL's are generally limited as to usage to approximately $32,000 per year. As of March 31, 1997, approximately $300,000 of the NOL was not restricted. The Corporation also has a tax credit carry forward of $55,000. The usage of this credit is also limited.

     As of March 31, 1997, the Corporation's deferred tax assets exceed its deferred tax liabilities. A valuation allowance for the entire amount of the excess was provided at March 31, 1997.

6.   REVENUES - SIGNIFICANT CUSTOMERS

     Customers that have accounted for more than 10% of the Corporation's oil and gas sales during the past three years are as follows:


                                                 March 31
                                           --------------------
                                             1997        1996
                                           --------    --------
               Norcen Energy Resources     $  3,000    $ 14,000
               Snyder Oil Corporation      $  5,000    $  6,000
               Merit Energy Company        $  3,000
               AFG Energy, Inc.            $  6,000

7.   STOCKHOLDERS' EQUITY

     AUTHORIZED

     1,437,500 preferred shares, non-voting, non-cumulative, convertible, $0.10 per value

     200,000,000 common shares, no par value, $.001 stated value

     All share issuances, repurchases and balances have been adjusted for the one-for-three share consolidation which occurred on April 30, 1997 (see
     Note 11).


          ISSUED
          9,417,450      common shares
             (1,819)     treasury stock
          ---------
          9,415,631
          ---------
          ---------
            112,500      preferred stock
          ---------
          ---------

     On March 29, 1996, the Corporation acquired an additional 12% interest in SOTAMO in exchange for the issuance of 1,816,667 shares of the Corporation's Common Stock. A value of $1,550,198 was placed on the additional investment in SOTAMO, which was based on the net book value per share of the Corporation's original investment in SOTAMO, plus the related Mandatory Loan Obligations made through March 31, 1996, multiplied by the additional shares acquired. As part of the acquisition, 325,000 of the warrants were cancelled. At March 31, 1996, warrants to acquire 341,667 shares of common stock remain outstanding.

     On March 31, 1996, the Corporation entered into an Option Agreement (the "Option") with its largest shareholder, Asia Energy Ltd. ("AEL"). The Option, which was revised by letter dated April 27, 1996, gives AEL the right to buy up to 29 of the 119 shares of SOTAMO owned by the Corporation at a per share price of $50,000. The Option expires July 31, 1996, unless otherwise extended. AEL paid the Corporation $20,000 in consideration for the granting of the Option. On May 9, 1996, AEL purchased five SOTAMO shares from the Corporation for $250,000 cash, which has been paid in full.

     During fiscal 1996, the Corporation compensated its corporate secretary, a director and two professionals for services rendered to the Corporation by the issuance of 14,333 shares of its common stock. A cost of $2,687 was recorded for the services, based on the estimated fair value of the shares. During fiscal 1996, the Corporation collected an account receivable due from a shareholder for $2,000 in exchange for the cancellation of 1,000 shares, which were valued at $187.

     On July 19, 1996, the Corporation issued to Asia Energy Ltd. (an affiliate) 639,583 shares of common stock in exchange for $267,000 in cash, five shares of SOTAMO, the elimination of a payable to Asia Energy Ltd. of $25,000 and the cancellation of an option agreement to purchase shares of SOTAMO from the Corporation.

     On June 20, 1996, 33,333 shares of the common stock of the Corporation were issued in exchange for the termination of 333,333 of the warrants.

     On November 18, 1996, the Corporation issued 8,333 shares upon the exercise of 8,333 warrants. Following this transaction no warrants remain outstanding.

     In October 1996, the Corporation issued 47,500 shares of common stock and 112,500 shares of preferred stock for an aggregate consideration of $211,000 cash. The preferred shares were converted on April 1, 1997 into 187,500 shares of common stock.

8.   STOCK OPTIONS

     On June 20, 1996, the Board of Directors approved the granting of options to acquire common shares to the following executives and employees:

                       William C. Penttila     90,000
                       Dennis M. Buck          90,000
                       Daniel A. Mercier       90,000
                       Douglas N. Baker        33,333
                       Lois S. Milard          10,000
                       D. Allinson             10,000
                       Stephen L. Gray         10,000
                                              -------
                                              333,333
                                              -------
                                              -------

     The options vest as to one-third immediately, one-third on the first anniversary date and one-third on the second anniversary date in all cases except Mr. Gray which vest immediately. The options are exercisable at $0.90 per share.

     The Corporation has elected to continue to account for stock options issued to employees in accordance with APB opinion 25, "Accounting for Stock Issued to Employees." During the year ended March 31, 1997, all options issued to directors, who are also employees, officers and employees were granted at an exercise price which equaled or exceeded the market price per share at date of grant, accordingly, no compensation was recorded.

     Effective for the year ended March 31, 1997, the Corporation was required to adopt the disclosure portion of FASB Statement 123, "Accounting for Stock-Based Compensation." This statement requires the Corporation to provide pro forma information regarding net loss applicable to common stockholders and loss per share as if compensation cost for the Corporation's stock options granted had been determined in accordance with the fair value based method prescribed in FASB Statement 123.

     The Corporation estimates that the fair value of each stock option at the grant date, accounted for under the provisions of FASB Statement 123, does not have a material impact on reported net loss and net loss per share for the year ended March 31, 1997.

9.   CONTINGENCIES

     TRI Mongolia Inc. ("TRM"), a subsidiary of Territorial, is a named defendant in an action styled, LEO METCALF, III vs. AMGOL, INC., SOCO INTERNATIONAL INC., EAIT, CP&G CO., ET AL, cause no. 94-29503, in the 113th Judicial District Court of Harris County, Texas (the "Metcalf Lawsuit"). The plaintiff in the Metcalf Lawsuit, a former director of Amgol, Inc., has requested certain amounts be awarded to him based on alleged damages suffered as a result of transactions entered into by Amgol without his approval and without Amgol contemporaneously acquiring and paying for certain interests the plaintiff claims to have owned. TRM has been named as a defendant, according to the lawsuit, as a result of its ownership interest in SOTAMO (which was owned by TRM's predecessor in interest at the time the alleged damages were suffered).

     Each of the shareholders from whom Territorial acquired TRM have granted certain limited indemnification rights in favor of Territorial in the event TRM or Territorial is held liable under the Metcalf Lawsuit. Such shareholders have also pledged certain of the shares of Territorial common stock received by them in connection with such acquisition, in order to secure such indemnification obligations.

     On June 24, 1996, SOCO International, Inc., a codefendant in this lawsuit, obtained a summary judgment confirming that SOCO was not liable for damages allegedly suffered by the plaintiff as a result of SOCO's ownership in SOTAMO.

     On September 9, 1996, TRM also obtained a summary judgment confirming that TRM was not liable for the alleged damages. The plaintiff has appealed the summary judgment.

     Although it is impossible at this time to predict the outcome of the appeal (which is likely to be heard in 1997), the Corporation believes TRM is not liable, in whole or in part, for the claims made in the Metcalf Lawsuit. The Corporation intends to vigorously pursue the defense of the Metcalf Lawsuit.

     There are presently no other legal actions to which the Corporation is a party.

10.  COMMITMENT

     In connection with its investment in SOTAMO, the Corporation has had, and expects to continue to have, Mandatory Loan Obligations. Should the Corporation be unable to meet its Mandatory Loan Obligations, the Corporation will be subject to the default provisions of those loan obligations, which could lead to the Corporation forfeiting its ownership interest in SOTAMO.

     At March 31, 1997, the estimated minimum commitments for the next twelve months amounted to $650,000. The net proceeds from the proposed issue of common stock referred to in Note 11 will be applied to these estimated commitments.

11.  SUBSEQUENT EVENTS

     On April 30, 1997, the shareholders approved a common stock share consolidation of one new share for each three existing common shares and increased the authorized common share capital to 200,000,000 shares.

     The Corporation entered into an Agency Agreement dated March 12, 1997 with McDermid St. Lawrence Securities Ltd. to sell, on a best efforts basis, 1,500,000 units consisting of 1,500,000 shares of the Corporation at a price of $1.00 Cdn. per share and 1,500,000 common share purchase warrants entitling the holder to purchase for each three warrants an additional common share of the Corporation at a price of $1.50 Cdn. per share for a period of 12 months following the anticipated closing. The Agents will be paid a commission of $0.08 Cdn. per common share and will receive an option to purchase up to 150,000 units of the offering of common shares and common share purchase warrants for up to one year from the issue date at the issue price.

     On May 29, 1997 the Corporation exchanged 72 shares of SOTAMO (representing 60% of its holdings) for common shares of SOCO International plc ("SOCO plc"). SOCO plc is a company incorporated in England and listed on the London Stock Exchange. Coincident with the exchange, the Corporation sold 20% of the SOCO plc shares for proceeds of $926,000. Territorial now holds 873,250 common shares of SOCO plc which had a fair market value of $3.7 million based on the closing share price on May 29, 1997 for SOCO plc shares. The 873,250 SOCO plc shares represent 1.8% of the outstanding SOCO plc shares and the Corporation will account for the investment on the cost basis. The exchange was accounted for as a disposition whereby the weighted average cost of the SOTAMO shares was deducted from the total proceeds of $4.6 million, resulting in a gain on sale of $2,949,000.

     On June 30, 1997, the Corporation acquired a 2.5% interest in two offshore Thailand exploration blocks, containing approximately 2.5 million acres, from a director of the Corporation for $391,000, consisting of $210,000 cash and the issuance of 550,000 common shares of the Corporation, of which 300,000 shares held in escrow to be released in increments of 100,000 shares upon the occurrence of certain conditions pertaining to the progress and results of operations of the Thailand concessions. No value was ascribed to the escrow shares. These shares will be recorded at their fair market value if and when issued.

12.  RELATED PARTY TRANSACTIONS

     During 1997 Territorial obtained advances from two directors of $224,000. The loans are due on demand and bear interest at Canadian bank prime rate (4.75% at March 31, 1997). The amount due to one director was repaid during the year from additional funds advanced by the other director. Subsequent to March 31, 1997, all of the loans were repaid.

     At March 31, 1997 accrued interest payable on the advances amounted to $3,000. Interest paid during the year was $1,000.

     The director has also guaranteed the bank loan of $166,000 at March 31, 1997. The loan is secured by a General Security Agreement as well as the director's guarantee and bears interest at Canadian bank prime rate plus 1%.

                SUPPLEMENTAL INFORMATION - DISCLOSURES OF OIL AND GAS
                           PRODUCING ACTIVITIES - UNAUDITED

COSTS INCURRED IN OIL AND GAS PRODUCING ACTIVITIES


                                                  YEARS ENDED MARCH 31,
                                              ----------------------------
                                                 1997     1996      1995
                                              --------  --------  --------
Acquisition of proved properties. . . . . . .  $    --  $         $100,000
Acquisition of unproved properties. . . . . .       --        --        --
Exploration costs . . . . . . . . . . . . . .   13,044        --        --
Development costs . . . . . . . . . . . . . .       --     8,978     4,918
                                              --------  --------  --------
                                               $13,044    $8,978  $104,918
                                              --------  --------  --------
                                              --------  --------  --------

RESERVE QUANTITIES

     The following tables present estimates of the Company's proved oil and gas reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. The estimates for

March 31, 1994, 1995 and 1996 are based primarily upon a report prepared by a director of the Company, Mr. Donald L. Oliver, who is also the Company's former President. Estimates for 1996 only were based in part on a separate report prepared by D. L. Paddock & Associates, Ltd., an independent engineering firm. The Company did not have material quantities of proved reserves at March 31, 1997.


                                                    OIL (BBLS)    GAS (MCFS)
                                                    ----------    ----------
Reserves - March 31, 1994 . . . . . . . . . . . . .     56,229      218,868
                                                      --------     --------
     Purchase of minerals in place. . . . . . . . .         --      202,311
     Property sales . . . . . . . . . . . . . . . .    (53,580)     (91,850)
     Revisions to previous estimates. . . . . . . .      1,819       10,961
     Production . . . . . . . . . . . . . . . . . .       (877)     (33,403)
                                                      --------     --------

Reserves - March 31, 1995 . . . . . . . . . . . . .      3,591      306,887
                                                      --------     --------
                                                      --------     --------
     Property sales . . . . . . . . . . . . . . . .       (613)     (41,627)
     Revisions to previous estimates. . . . . . . .         57       66,245
     Production . . . . . . . . . . . . . . . . . .     (1,017)     (25,868)
                                                      --------     --------

Reserves - March 31, 1996 . . . . . . . . . . . . .      2,018      305,637
                                                      --------     --------
                                                      --------     --------
     Property sales . . . . . . . . . . . . . . . .         --     (375,000)
     Revisions to previous estimates. . . . . . . .     (1,468)     (17,427)
     Production . . . . . . . . . . . . . . . . . .       (550)     (13,210)
                                                      --------     --------

Reserves - March 31, 1997 . . . . . . . . . . . . .         --           --
                                                      --------     --------
                                                      --------     --------

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The following table presents the standardized measure of discounted future net cash flows relating to proved oil and gas reserves, in accordance with the Financial Accounting Standards Board Statement No. 69:



                                                                YEARS ENDED
                                                                MARCH 31, *
                                                            --------------------
                                                              1996       1995
                                                            ---------  ---------
Future cash inflows                                         $254,593   $441,686
Future production costs                                      (12,971)  (100,067)
Future development costs                                          --         --
                                                            ---------  ---------
                                                              241,622    341,619
Future income taxes                                               --         --
                                                            ---------  ---------
Future net cash flows                                         241,622    341,619
10% annual discount for estimated timing of cash flows       (79,130)  (132,962)
                                                            ---------  ---------
Standardized measure of discounted future net cash flows     $162,492   $208,657
                                                            ---------  ---------
                                                            ---------  ---------

--------------------

* The Company had no material quantities of proved reserves at March 31, 1997.

CHANGES IN STANDARDIZED MEASURE

     The following are the principal sources of changes in the standardized measure of discounted future net cash flows for each of the three years ended March 31:



                                                                                      Years Ended March 31,
                                                                            ----------------------------------------
                                                                              1997           1996           1995
                                                                            ----------------------------------------
Standardized measure of discounted future net
   cash flows (Beginning). . . . . . . . . . . . . . . . . . . .            $ 162,492      $ 208,657      $ 357,641
Sales of oil and gas, net of production costs. . . . . . . . . .              (20,000)       (32,000)       (53,000)
Net change in prices and production costs. . . . . . . . . . . .                   --        (29,554)       (89,000)
Revisions of previous quantity estimate. . . . . . . . . . . . .               (4,492)        23,081         53,000
Accretion of discount. . . . . . . . . . . . . . . . . . . . . .                   --         20,865         35,764
Purchases of reserves in place . . . . . . . . . . . . . . . . .                   --             --         97,046
Sales of reserves in place . . . . . . . . . . . . . . . . . . .             (138,000)       (33,101)      (267,593)
Net change in income taxes . . . . . . . . . . . . . . . . . . .                   --             --         32,684
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   --          4,544         42,115
                                                                            ----------     ----------     ----------
Standardized measure of discounted future net
   cash flows (Ending)
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $      --      $ 162,492      $ 208,657
                                                                            ----------     ----------     ----------
                                                                            ----------     ----------     ----------

                             TERRITORIAL RESOURCES, INC.
                             CONSOLIDATED BALANCE SHEETS
                                        Assets
                                       ($1,000)


                                          Unaudited
                                         December 31,    March 31,
                                            1997           1997
                                         ------------    ---------
CURRENT ASSETS:
Cash                                       $    25        $     6
Accounts Receivable:
  Oil and gas                                   --              7
  Other                                          6              2
Prepaids                                         5             32
                                           --------       --------

   Total Current Assets                         36             47
                                           --------       --------

NOTE RECEIVABLE                                  9              9
                                           --------       --------

INVESTMENT IN SOCO TAMTSAG
   MONGOLIA, INC. ("SOTAMO")                 1,740          2,820
                                           --------       --------

INVESTMENT IN SOCO INTERNATIONAL PLC
   ("SOCO")                                  3,601              -
                                           --------       --------

PROPERTY AND EQUIPMENT, AT COST:

   Oil and Gas (full cost accounting)        9,365          7,814

   Less:  Accumulated depreciation,
    depletion & amortization                (7,797)        (7,797)
                                           --------       --------

      Total Property and Equipment           1,568             17
                                           --------       --------

TOTAL ASSETS                               $ 6,954        $ 2,893
                                           --------       --------
                                           --------       --------


See notes to condensed financial statements.

                             TERRITORIAL RESOURCES, INC.
                       CONSOLIDATED BALANCE SHEETS (continued)
                         Liabilities and Stockholders' Equity
                                       ($1,000)


                                                    Unaudited
                                                   December 31,      March 31,
                                                       1997            1997
                                                   ------------      ---------
CURRENT LIABILITIES:
   Accounts payable                                  $   261        $    92
   Bank loan                                              24            166
   Due to affiliated party                                 -            224
                                                     --------       --------

      Total Current Liabilities                          285            482
                                                     --------       --------

DEFERRED INCOME TAXES                                  1,362              -
                                                     --------       --------

STOCKHOLDERS' EQUITY:

   Common stock, no par value, $.001
      stated value; 200,000,000 shares
      authorized; 9,957,266 shares issued
      at September 30, 1997 and 9,604,951
      at March 31, 1997                                   28             28
   Additional paid in capital                          6,378          6,125
   Unrealized gain on securities held for sale         1,055              -
   Accumulated deficit, $5,121 deficit
      eliminated in quasi-reorganization
      effective March 31, 1986                        (2,137)        (3,725)
   Treasury stock, 1,819 shares, at cost                 (17)           (17)
                                                     --------       --------

   Total Stockholders' Equity                          5,307          2,411
                                                     --------       --------

TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                            $ 6,954        $ 2,893
                                                     --------       --------
                                                     --------       --------

See notes to condensed financial statements.

                             TERRITORIAL RESOURCES, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                              December 31, 1997 and 1996
                                       ($1,000)


                                                       Nine Months Ended
                                                          December 31,
                                                     -----------------------
                                                       1997           1996
                                                     --------       --------
REVENUES:
   Oil & gas and other                               $     3        $    18
   Gain on sale of SOTAMO shares                       2,949              -
   Gain of sale of SOCO shares                           464              -
                                                     --------       --------

      Total Revenues                                   3,416             18
                                                     --------       --------

COSTS AND EXPENSES:

   Production costs                                        -              1
   Depreciation, depletion, and amortization               -              3
   General and administrative                            460            113
   Interest                                                6              -
                                                     --------       --------

      Total Costs and Expenses                           466            117
                                                     --------       --------

NET INCOME (LOSS) BEFORE                               2,950            (99)
   INCOME TAXES

   Income Tax Provision                                1,362              -
                                                     --------       --------

NET INCOME (LOSS)                                    $ 1,588        $   (99)
                                                     --------       --------
                                                     --------       --------

NET INCOME (LOSS) PER SHARE                          $  .162        $ (.011)
                                                     --------       --------
                                                     --------       --------

Average Common Shares Outstanding                      9,811          9,079
                                                     --------       --------
                                                     --------       --------


See  notes to condensed financial statements.

                             TERRITORIAL RESOURCES, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS- UNAUDITED
                             December 31, 1997 and 1996
                                       ($1,000)

                                                                     NINE MONTHS ENDED
                                                                        DECEMBER 31,
                                                                 1997                1996
                                                               --------            --------
CASH FLOWS FROM OPERATING
   ACTIVITIES:
   Net Income (loss)                                           $ 1,588             $   (99)
   Adjustments to reconcile net income to
      cash provided (used) by operations:
         Depreciation, depletion and amortization                    -                   3
         Gain on sale of SOTAMO shares                          (2,949)                  -
         Gain of sale of SOCO shares                              (464)                  -
         Deferred income taxes                                   1,362                   -
         Changes in operating assets and liabilities:
               Accounts receivable                                   3                 (70)
               Prepaid expenses                                     27                  (7)
               Accounts payable                                    169                 185
               Accrued liabilities                                   -                 (49)
                                                               --------            --------

   Cash provided by (used in) operations                          (264)                (37)
                                                               --------            --------

CASH FLOW FROM INVESTMENT ACTIVITIES:
   Additional investment in SOTAMO                                (604)               (956)
   Additions to property and equipment                          (1,298)                  -
   Proceeds from sale of SOTAMO shares                             926                   -
   Proceeds from sale of SOCO shares                             1,625                   -
   Proceeds from sale of oil and gas property                        -                 135
                                                               --------            --------

   Cash provided (used in) from investment activities              649                (821)
                                                               --------            --------

CASH FLOW FROM FINANCING ACTIVITIES:
   Issue of preferred stock                                          -                 164
   Issue of common stock                                             -                 541
   Debt incurred (repaid)                                         (142)                  -
   Advances from stockholders and affiliates                      (224)                135
   Notes receivable                                                  -                   1
                                                               --------            --------

   Cash provided by (used in) financing activities                (366)                841
                                                               --------            --------

CHANGE IN CASH BALANCE                                              19                 (17)

CASH BALANCE - BEGINNING                                             6                  39
                                                               --------            --------

CASH BALANCE - ENDING                                          $    25             $    22
                                                               --------            --------
                                                               --------            --------


See notes to condensed financial statements.

                             TERRITORIAL RESOURCES, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 1997 (Unaudited)

1. The information presented herein is condensed from what would appear in annual financial statements. Accordingly, the financial statements included herein should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended March 31, 1997. The financial statements included herein include all adjustments that in the opinion of management are necessary in order to make the financial statements not misleading. Except as otherwise described in the financial statements, all amounts stated in dollars or ($) represent United States dollars and all references to shares of common stock, no par value ("Common Stock"), of the Company have been adjusted to reflect a one-for three reverse stock split effected in May 1997.

2. The results for the interim period are not necessarily indicative of results to be expected of the Company for the fiscal year ended March 31, 1998, due to seasonal or other factors. The Company believes that the interim period reports filed on Form 10-QSB are representative of its financial position, changes in financial position and results of operations for the periods covered thereby.

3. The number of shares of Common Stock reflected as issued on the unaudited Balance Sheet as of December 31, 1997 does not include 200,000 shares of Common Stock held in escrow. As previously described, the Company acquired a 2.5% interest in two offshore exploration blocks in the Gulf of Thailand on June 30, 1997, and in connection therewith, paid $210,000 in cash to Jimmy M. McCarroll, a director of the Company, and issued to him an aggregate of 550,000 shares of Common Stock, of which 300,000 shares were held in escrow to be released in increments of 100,000 shares to Mr. McCarroll upon the occurrence of certain conditions relating to the progress and results of operations of the Thailand concessions. As a result of the fulfillment of one of the escrow conditions, 100,000 of such shares were released from escrow on September 19, 1997.

4. On January 28, 1998, the Company entered into a Reorganization Agreement and Plan of Merger with SOCO International plc and its wholly-owned subsidiary, SOCO Resources (Colorado), Inc. ("Newco"), pursuant to which and subject to the conditions set forth therein the Company agreed to effect a one-for-36,000 reverse stock split and merge with Newco, as described elsewhere herein.

5. On July 22, 1997, Territorial sold 73,250 shares of SOCO for cash proceeds of $418,000. On September 9, 1997, Territorial sold a further 100,000 shares of SOCO and received cash proceeds of $583,000. On October 29, 1997, the Company sold a further 100,000 SOCO shares for cash proceeds of $624,000. As a result of these sales the Company held approximately 600,000 ordinary shares of SOCO at December 31, 1997.

                                                                        ANNEX A

                PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION OF TERRITORIAL RESOURCES, INC. TO EFFECT A ONE-FOR-36,000
                                 REVERSE STOCK SPLIT

     The following provision shall be added to Article IV of the Articles of Incorporation of the corporation:

     Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the corporation's Common Stock, no par value each, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one-thirty-six thousandth (1/36,000th) of a share of the corporation's outstanding Common Stock, no par value each (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. Form and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such factional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the corporation. In lieu of the issuance of any such fractional share interest, the corporation shall pay to each holder of Old Common Stock, who would otherwise be entitled to receive a fractional share of New Common Stock an amount of cash equal to $1.40 multiplied by the number of shares of Old Common Stock held by such holder which would otherwise be converted into a fractional share of New Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the corporation's transfer agent determines that a holder of Old Certificates has not tendered all his or her certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share of New Common Stock. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified minus the total amount of cash paid by the corporation in lieu of the issuance of fractional shares of New Common Stock, until thereafter reduced or increased in accordance with applicable law.

                                                                        ANNEX B

                                     ARTICLE 113
                       OF THE COLORADO BUSINESS CORPORATION ACT
                                  DISSENTERS' RIGHTS

                                        PART 1

                                  RIGHT OF DISSENT -
                                  PAYMENT FOR SHARES


7-113-101.     DEFINITIONS.  For purposes of this article:

     (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

     (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

     (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102.     RIGHT TO DISSENT.  (1)   A shareholder, whether or not entitled
to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party if:

            (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

            (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

     (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

     (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

     (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934," as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

     (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

     (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

     (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

     (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

     (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934," as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

     (c)    Cash in lieu of fractional shares; or

     (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

     (2) (Deleted by amendment, L. 96, p. 1321, Section 30, effective June 1, 1996.)

     (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     7-113-103.     DISSENT BY NOMINEES AND BENEFICIAL OWNERS.  (1)  A record
shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                        PART 2

                                PROCEDURE FOR EXERCISE
                                OF DISSENTERS' RIGHTS

     7-113-201. NOTICE OF DISSENTERS' RIGHTS. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

     (2)    If a proposed corporate action creating dissenter's rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection
(2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

     7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

     (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

     (b)    Not vote the shares in favor of the proposed corporate action.

     (2)    If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3)    A shareholder who does not satisfy the requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

     7-113-203. DISSENTERS' NOTICE. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

     (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

     (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

     (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

     (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required for subsection (1) of this section is given;

     (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

     (g)    Be accompanied by a copy of this article.

     7-113-204. PROCEDURE TO DEMAND PAYMENT. (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

     (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

     (b)    Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificate as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

     7-113-205. UNCERTIFICATED SHARES. (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

     7-113-206. PAYMENT. (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

     (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

     (b) A statement of the corporation's estimate of the fair value of the shares;

     (c)    An explanation of how the interest was calculated;

     (d)    A statement of the dissenter's right to demand payment under section 7-113-209; and

     (e)    A copy of this article.

     7-113-207. FAILURE TO TAKE ACTION. (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

     7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION. (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

     7-113-209.  PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.
(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

     (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

     (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

     (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                        PART 3

                             JUDICIAL APPRAISAL OF SHARES

     7-113-301. COURT ACTION. (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

     7-113-302. COURT COSTS AND COUNSEL FEES. (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

     (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                                                         ANNEX C


                               SAYER SECURITIES LIMITED
                             SUITE 1620, AQUITAINE TOWER
                                540 FIFTH AVENUE S.W.
                                   CALGARY, ALBERTA
                                    CANADA T2P 0M2


                                   February 5, 1998



The Board of Directors
Territorial Resources, Inc.
Suite 1345, 734 - 7th Avenue SW
Calgary, Alberta T2P 3P8

Dear Sirs:

     We understand Territorial Resources, Inc., ("Territorial" or the "Company") and SOCO International plc ("SOCO") may carry out a transaction (the "Transaction") whereby, amongst other things, the Company will carry out a 36,000-to-one reverse stock split of the Company's stock (the "Reverse Split") and then merge with a newly-formed subsidiary of SOCO (the "Merger"). As consideration for the Transaction, the current Territorial shareholders will receive (i) prior to the Merger, a cash payment for Territorial's currently outstanding common stock in lieu of the issuance of any resulting fractional shares of the common stock to any shareholders who, after the Reverse Split, own a fractional share of common stock and (ii) following the Merger, each post-Reverse Split share will be converted into the right to receive the number of SOCO ordinary shares equal to the product of 36,000 multplied by the quotient of $1.40 USD (expressed in Pounds Sterling at the then prevailing United States Dollar to Pounds Sterling exchange rate) divided by the SOCO market price, as defined in the Reorganization Agreement and Plan of Merger (items (i) and (ii) being collectively referred to herein as the "Transaction Consideration"). Territorial and SOCO are collectively referred to herein as the "Companies".
You have requested our opinion (the "Fairness Opinion") as to the fairness, from a financial point of view, of the Transaction Consideration to the common shareholders of Territorial.

     In connection with the opinion, we have reviewed, among other things, the Reorganization Agreement and Plan of Merger dated January 28,1998 (the "Agreement"); drafts of the proxy statement of the Company regarding the Transaction (the "Proxy Statement"); certain publicly available information concerning the Company, including annual reports on Form 10-KSB of the Company for the years ended March 31, 1995, 1996, and 1997 and quarterly reports on Form 10-QSB for the Company for the quarters ended June 30, 1997 and September 30, 1997; certain information on the market price and trading of the Company's and SOCO's shares, as well as the trading of companies of a comparable nature to Territorial and SOCO; certain publicly available information concerning SOCO, including the listing particulars of SOCO dated May 23, 1997; the interim report of SOCO for the period ended June 30, 1997; and certain internal financial analyses and forecasts for the Company and SOCO prepared by their respective managements. We have also held discussions with members of the senior management of the Company and SOCO regarding the strategic rationale for, and potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of their respective companies. We have reviewed certain information provided by Territorial relating to the oil and gas reserves of the Company and SOCO, (the "Reserve Information"), including but not limited to, (i) a December 31, 1996 reserve report for the Mongolian interests prepared by independent petroleum engineers; (ii) a December 31, 1996 reserve report for the Thailand interests prepared by independent petroleum engineers and (iii) reserve information for SOCO as of December 31, 1996 and January 1, 1997 including forecasted production rates, revenues, cash flow and capital expenditure as estimated and reviewed by independent petroleum engineers. In addition, we have discussed the Reserve Information with the respective managements of the Company and SOCO.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. We have not conducted an independent evaluation of any of the properties, assets or facilities of the Company or SOCO, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties, assets or facilities. With respect to projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the managements of the Company and SOCO as to the respective future financial performance of the Company and SOCO as well as the synergistic values and operating cost savings expected to be achieved through the combination of the operations of the Company and SOCO. We express no view with respect to such projections or the assumptions on which they were based. We further have assumed that each of the Agreement and the other agreements which are attached as exhibits to the Agreement, when executed and delivered, will not differ materially from the drafts which we have reviewed and that the Transaction will be carried out as contemplated in the Agreement and Proxy Statement.

     In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following (i) the historical and current financial position and results of operations of the Company and SOCO; (ii) the business prospects of the Company and SOCO; (iii) the historical and current market for the Company's common shares, the SOCO common stock and the equity securities of certain other companies that we believe to be comparable to the Company and SOCO; and (iv) the nature and terms of certain other transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions and our knowledge of the oil and gas industry as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon economic, market and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion as expressed below does not constitute an opinion or imply any conclusions as to the likely trading range for the SOCO ordinary shares following consummation of the Transaction. In addition, our opinion does not address the Company's underlying decision to effect the Merger or related transactions and we express no view on the effect on the Company of the Merger and related transactions. Additionally, our analysis did not address the potential tax consequences of any shareholder's receipt of the Transaction Consideration; consequently, our opinion is limited to the fairness of the Transaction Consideration before such tax consequences. Our opinion is directed only to the fairness, from a financial point of view, of the Transaction Consideration, to holders of company common shares and does not constitute a recommendation to any holder of Company common shares as to how such holder should vote with respect to the Transaction.

     Further, we were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Transaction, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Transaction and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might produce consideration for the Company's stockholders in an amount in excess of that contemplated in the Transaction.

     Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion that as of the date hereof the Transaction Consideration is fair, from a financial point of view, to the common shareholders of the Company.

     This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction Consideration. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

                              Your truly,


                              SAYER SECURITIES LIMITED